UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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☐  Soliciting Material Pursuant to §240.14a-12

American International Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2016

Dear AIG Shareholder,

Your Board and management team are committed to creating long-term value for our investors. We believe that good governance and dialogue with shareholders through ongoing direct engagement enhances value for all shareholders.

A focus on positioning AIG for the future of insurance. Your Board and management team are focused on driving AIG towards becoming a leaner, more profitable and focused insurer. To that end, the Board recently approved a long-term strategic plan that focuses on expense reductions, profitability, and capital returns. Your Board will continue to carefully oversee the company as it evolves and update shareholders as management executes its plan to reach significant value-creating milestones. By the end of 2017, we intend to:

•	Return at least $25 billion of capital to shareholders;

•	Enhance transparency by separating the company into an Operating Portfolio with a goal of over 10 percent return on equity[1] and a Legacy Portfolio that will focus on return of capital;

•	Reorganize the company into at least nine modular, more self-contained business units to enhance accountability, transparency, and strategic flexibility;

•	Reduce general operating expenses by $1.6 billion, 14 percent of our 2015 expenses[2];

•	Improve our commercial property and casualty accident year loss ratio[2] by six points;

•

Pursue an active divestiture program, including initially the 19.9 percent initial public offering of our mortgage insurer, United Guaranty, as the first step towards full separation and the agreement to sell our broker-dealer network, AIG Advisor Group, while preserving the value of deferred tax assets.

Robust shareholder engagement. Your Board sought to undertake a more thorough approach to shareholder engagement over this past year. We engaged on topics of corporate governance and executive compensation with shareholders representing more than 45 percent of shares outstanding. We also had a number of conversations with portfolio managers and analysts that were focused on strategy and company performance. As your newly appointed Independent Chairman, I participated in a significant number of these meetings, found them extremely informative, and shared your feedback with the full Board. We learned a great deal about investor perspectives on AIG’s strategy and performance, corporate governance and executive compensation program through our conversations. In addition to strategic actions taken in response to shareholder feedback, AIG also implemented a proxy access by-law in November 2015, which allows shareholders to include director candidates in the Company’s proxy statement. This mechanism provides an additional avenue for shareholder feedback within our strong corporate governance framework. AIG prides itself on being responsive to shareholders, and we hope that you will continue to be open to dialogue with AIG over the long-term.

Join us. We invite you to join us in attending the 2016 Annual Meeting of Shareholders, which will be held at 175 Water Street, New York, New York, on May 11, 2016, at 11:00 a.m. Even if you will be attending the meeting, we encourage you to use this 2016 Proxy Statement as an informational resource, and to vote in advance of the meeting. Every vote counts.

Thank you for being a shareholder of AIG.

Sincerely,

Douglas M. Steenland	Peter D. Hancock
Non-Executive Chairman of the Board	President and Chief Executive Officer

[1]	Normalized operating ROE, excluding AOCI and DTA, a non-GAAP financial measure. See appendix of Strategic Actions to Maximize Shareholder Value at www.aig.com/strategyupdate.
[2]

Non-GAAP financial measure. See appendix of Strategic Actions to Maximize Shareholder Value at www.aig.com/strategyupdate. Accident year loss ratio improvement is on a fourth quarter exit run rate basis.

AMERICAN INTERNATIONAL GROUP, INC.

175 Water Street, New York, N.Y. 10038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 11, 2016

March 29, 2016

To the Shareholders of

AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at 175 Water Street, New York, New York, on May 11, 2016, at 11:00 a.m., for the following purposes:

1.

To elect the sixteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote, on a non-binding advisory basis, to approve executive compensation;

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016; and

4.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 21, 2016 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 11, 2016. The Proxy Statement and 2015 Annual Report to Shareholders and other Soliciting Material are available in the Investors section of AIG’s corporate website at www.aig.com.

By Order of the Board of Directors

JEFFREY A. WELIKSON

Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 21, 2016. If you cannot be present at the meeting, please sign and date your proxy and return it at once or vote your shares by telephone or through the internet.

AMERICAN INTERNATIONAL GROUP, INC.

175 Water Street, New York, N.Y. 10038

PROXY STATEMENT

March 29, 2016

TIME AND DATE	11:00 a.m. on Wednesday, May 11, 2016.

PLACE	175 Water Street, New York, New York 10038.

MAILING DATE	This Proxy Statement, 2015 Annual Report and proxy card or voting instructions were either made available to you over the internet or mailed to you on or about March 29, 2016.

ITEMS OF BUSINESS

•     To elect the sixteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

• To vote, on a non-binding advisory basis, to approve executive compensation;

• To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016; and

• To transact any other business that may properly come before the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on March 21, 2016.

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of March 21, 2016 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 175 Water Street, New York, New York 10038.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the meeting is included in this proxy statement.

PROXY VOTING	YOU CAN VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE. IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY ALSO VOTE BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED.

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EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. These proxy materials are first being sent to shareholders of AIG commencing on or about March 29, 2016. For information on the details of the voting process and how to attend the Annual Meeting, please see “Voting Instructions and Information” on page 8.

Voting Matters and Vote Recommendation

Proposal		Board Vote Recommendation	For More Information, see:

1.	Election of 16 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 13

2.	Advisory vote on executive compensation	FOR	Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation, page 70

3.	Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016	FOR	Proposal 3—Ratification of Selection of PricewaterhouseCoopers LLP, page 73

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PROPOSAL 1—ELECTION OF DIRECTORS

The following table provides summary information about each of our sixteen director nominees. AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. Each nominee is elected annually by a majority of votes cast.

Name	Age	Director Since	Occupation/Background	Indepen- dent	Other Public Boards	Current Committee Memberships (1)
W. Don Cornwell	68	2011	Former Chairman and CEO of Granite Broadcasting Corporation	✓	Avon Products, Inc.; Pfizer Inc.	CMRC (Chair) NCGC
Peter R. Fisher	59	2014	Senior Fellow at the Center for Global Business and Government, and Senior Lecturer, at the Tuck School of Business at Dartmouth College; Former Head of Fixed Income Portfolio Management of BlackRock, Inc.	✓		Regulatory RCC
John H. Fitzpatrick	59	2011	Chairman of White Oak Global Advisors; Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re	✓		Audit RCC (Chair)
Peter D. Hancock	57	2014	President and CEO, AIG
William G. Jurgensen	64	2013	Former CEO of Nationwide Insurance	✓	ConAgra Foods, Inc.	Audit (Chair) RCC
Christopher S. Lynch	58	2009	Independent Consultant and Former National Partner in Charge of Financial Services of KPMG LLP	✓	Federal Home Loan Mortgage Corporation	Audit RCC
Samuel J. Merksamer (2)	35	N/A	Managing Director of Icahn Capital LP	✓	Cheniere Energy Inc.; Hertz Global Holdings, Inc.; Navistar International Corporation; Transocean Partners LLC (3); Transocean Ltd.	N/A
George L. Miles, Jr.	74	2005	Chairman Emeritus of The Chester Group, Inc.; Former President and CEO of WQED Multimedia	✓	EQT Corporation; Harley-Davidson, Inc.; HFF, Inc.	CMRC NCGC Tech
Henry S. Miller	70	2010	Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC	✓	The Interpublic Group of Companies, Inc.	Regulatory RCC
Robert S. Miller	74	2009	President and Chief Executive Officer of International Automotive Components Group S.A.; Former CEO of Hawker Beechcraft, Inc.; Former Executive Chairman of Delphi Corporation	✓	Symantec Corporation; The Dow Chemical Company	NCGC Tech
Linda A. Mills	66	2015	Former Corporate Vice President of Operations of Northrop Grumman Corporation; Former Corporate Vice President and President of Information Systems/Information Technology	✓	Navient Corporation	CMRC Tech
Suzanne Nora Johnson	58	2008	Former Vice Chairman of The Goldman Sachs Group, Inc.	✓	Intuit Inc.; Pfizer Inc.; Visa Inc.	CMRC NCGC (Chair)
John A. Paulson (2)	60	N/A	President and Portfolio Manager of Paulson & Co. Inc.	✓		N/A
Ronald A. Rittenmeyer	68	2010	Former Chairman, President and CEO of Expert Global Solutions, Inc.; Former Chairman, CEO and President of Electronic Data Systems Corporation	✓	IMS Health Holdings, Inc.; Tenet Healthcare Corporation	Audit CMRC Tech (Chair)
Douglas M. Steenland	64	2009	Former President and CEO of Northwest Airlines Corporation	✓	Hilton Worldwide Holdings Inc.; Performance Food Group Company; Travelport Limited	(4)
Theresa M. Stone	71	2013	Former Executive Vice President and Treasurer of the Massachusetts Institute of Technology; Former Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation; Former President of Chubb Life Insurance Company	✓		Audit Regulatory (Chair)

(1)	The full Committee names are as follows:

Audit—Audit Committee

CMRC—Compensation and Management Resources Committee

NCGC—Nominating and Corporate Governance Committee

Regulatory—Regulatory, Compliance and Public Policy Committee

RCC—Risk and Capital Committee

Tech—Technology Committee

(2)	Messrs. Merksamer and Paulson are new director nominees and were recommended for nomination as directors pursuant to certain Nomination Agreements as described further in “Proposal 1—Election of Directors.”
(3)	Mr. Merksamer will not be re-appointed to the board of directors of Transocean Partners LLC at its annual meeting of shareholders on May 5, 2016.
(4)	Mr. Steenland, as Chairman of the Board, is an ex-officio, non-voting member of each of the Committees.

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Strong Corporate Governance Practices

The AIG Board is committed to good corporate governance and regularly reviews our practices and corporate governance developments to ensure continued effectiveness.

✓ Highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance
✓ Independent Chairman is required in by-laws
✓ Independent Chairman role is clearly defined and the Chairman generally does not serve longer than a five-year term
✓ Directors are elected annually by a majority of votes cast (in uncontested elections)
✓ All directors are independent (except CEO)
✓ Former AIG CEOs cannot serve on the Board
✓ Annual evaluations of Board, individual directors and all Board Committees
✓ No re-nomination for director attending less than 75% of meetings for two consecutive years
✓ Directors may not stand for election after reaching age 75
✓ All directors may contribute to agenda for Board meetings
✓ Board Committee structure organized around key strategic issues and designed to facilitate dialogue and efficiency
✓ Board Committee Chairs generally do not serve longer than a five-year term
✓ Strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees
✓ Extensive shareholder engagement program with director participation
✓ Proxy access by-law

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

2015 Pay-for-Performance Alignment

Our compensation philosophy centers on creating a culture of performance management and pay for performance to motivate all AIG employees to achieve sustainable value through a strategic focus on our core businesses and achieving the right balance between growth, profitability and risk. Consistent with this philosophy, our short-term incentive awards for our leadership team are based solely on objective Company measures. The five objective goals and achievements(a) that together drove our 2015 Company-wide annual short-term incentive determination were:

BUSINESS PROFITABILITY	¡ Achieved Normalized Insurance Company Pre-Tax Operating Income (Normalized Insurance Company PTOI) of $8.3 billion, below target of $9.1 billion	weighted 30%

AIG PROFITABILITY	¡ Achieved Normalized Return on Equity (excluding deferred tax assets) (Normalized AIG ROE) of 6.8%, below target of 7.9%	weighted 30%

EXPENSE MANAGEMENT	¡ Achieved Normalized Gross General Operating Expenses (Normalized AIG GOE) of $11.63 billion, underperforming against target of $11.58 billion	weighted 20%

RISK-ADJUSTED GROWTH	¡ Achieved Normalized Production Risk-Adjusted Profitability for Property Casualty and Personal Insurance operating segments (Normalized Production RAP) of $1.26 billion, above target of $1.13 billion	weighted 10%
	¡ Achieved Normalized Value of New Business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments (Normalized VoNB) of $1.52 billion, exceeding target of $1.42 billion	weighted 10%

(a)	Each of these goals represents a non-GAAP measure. For how these measures are calculated, see Appendix B.

These 2015 achievements resulted in a Company performance score of 11 percent below target, or 89 percent, compared with a Company performance score of 111 percent in 2014.

Paying Our Leadership Team for Performance

For our Executive Leadership Team, compensation is designed to provide an appropriate balance of fixed and variable pay, drive achievement of AIG’s short- and long-term business strategies and align each executive’s economic interests with the long-term interests of AIG and our shareholders.

As applied to our President and Chief Executive Officer, Mr. Hancock, this balanced structure with an emphasis on performance incentives and deferred payouts is illustrated on the right. For Mr. Hancock and all members of the Executive Leadership Team, the largest component of pay is based on company-wide performance over a three-year period and paid over a five-year period. At least 75 percent of each executive’s total target compensation is “at risk” and based on performance, with both short- and long-term incentives subject to deferral.

To determine short-term incentive awards for the Executive Leadership Team, the Company performance score is multiplied by two to appropriately reflect objective Company performance (whether positive or negative) and results in a payout range of 0 to 150 percent. Accordingly, in early 2016, Mr. Hancock and our other executives received an earned award equal to 78 percent of their target amount. Payment of 50 percent of this amount is deferred until 2017.

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PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

We are asking shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor, including the lead partner. As a result of this evaluation, the Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of AIG and its shareholders.

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VOTING INSTRUCTIONS AND INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors (Board of Directors or Board) of American International Group, Inc., a Delaware corporation (AIG), for use at the AIG Annual Meeting of Shareholders to be held on May 11, 2016, or at any adjournment thereof (Annual Meeting or 2016 Annual Meeting of Shareholders).

When and where is our Annual Meeting?

We will hold our Annual Meeting on Wednesday, May 11, 2016 at 11:00 a.m., Eastern Daylight Time, at our offices at 175 Water Street, New York, New York 10038.

How are we distributing our proxy materials?

We are using the rule of the United States Securities and Exchange Commission (SEC) that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 29, 2016, we sent shareholders of record at the close of business on March 21, 2016, a Notice Regarding the Availability of Proxy Materials (Notice) or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2015 (2015 Annual Report) via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will receive either a paper or electronic copy of our Proxy Statement and 2015 Annual Report, which will be sent on or about March 29, 2016.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of AIG’s common stock, par value $2.50 per share (AIG Common Stock), if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on March 21, 2016. On that date, 1,133,817,031 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 28,346 shareholders of record. Each share of AIG Common Stock held by you on the record date is entitled to one vote.

Who is a shareholder of record?

During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 175 Water Street, New York, New York 10038.

•	If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record.

•	If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold shares in “street name.”

What do I need to attend, and vote at, the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you must bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 21, 2016, the record date for voting. In order to vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy”, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.

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What proposals will be voted on at the Annual Meeting?

Three proposals from AIG will be considered and voted on at the Annual Meeting:

1.	To elect the sixteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote, on a non-binding advisory basis, to approve executive compensation; and

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

AIG’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees specified under “Proposal 1—Election of Directors” to the Board of Directors.

2.	“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

3.	“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by internet 24 hours a day. To be valid, your proxy by internet must be received by 11:59 p.m., Eastern Daylight Time, on May 10, 2016. Please have your Notice or your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 10, 2016.

•

By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m., Eastern Daylight Time, on May 11, 2016.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting in a timely manner a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Daylight Time, on May 10, 2016; or

•	Executing and mailing a later-dated proxy card that is received prior to 10:00 a.m., Eastern Daylight Time, on May 11, 2016; or

•	Voting in person at the Annual Meeting.

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For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date that is received prior to 10:00 a.m., Eastern Daylight Time, on May 11, 2016; or

•	Giving written notice of revocation to AIG’s Secretary at 175 Water Street, New York, New York 10038 that is received by AIG prior to 10:00 a.m., Eastern Daylight Time, on May 11, 2016; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees specified under “Proposal 1—Election of Directors”; FOR the proposal to approve on a non-binding advisory basis, executive compensation; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the appointment of independent auditors because this is considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to that proposal.

Under NYSE rules, each of the election of directors and the non-binding advisory vote on executive compensation is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on either of those proposals.

How are votes counted?

Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the holders of AIG Common Stock. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote at the Annual Meeting, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.

Proposal 2—Non-binding Advisory Vote to Approve Executive Compensation. Adoption of the resolution on the non-binding advisory vote to approve executive compensation requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

Proposal 3—Ratification of the Selection of PricewaterhouseCoopers LLP. Ratification of the selection of accountants requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to

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retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Broker Non-Votes and Abstentions. Because directors are elected by a majority of the votes cast, an abstention will have no effect on the election, although a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.” In the case of the non-binding advisory vote to approve executive compensation and the ratification of the appointment of PricewaterhouseCoopers LLP, only votes cast “for” or “against” the proposal will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” these proposals and therefore will have no effect on the vote.

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock entitled to vote will constitute a quorum.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

How do I obtain more information about AIG?

A copy of AIG’s 2015 Annual Report, which includes AIG’s Annual Report on Form 10-K for the year ended December 31, 2015 (AIG’s 2015 Annual Report on Form 10-K) filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2015 Annual Report and AIG’s 2015 Annual Report on Form 10-K by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. These documents also are available in the Investors section of AIG’s corporate website at www.aig.com.

Who pays for the expenses of this proxy solicitation?

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal” or “estimate.” These projections, goals, assumptions and statements may address, among other things, AIG’s:

•

exposures to subprime mortgages, monoline insurers, the residential and commercial real estate markets, state and municipal bond issuers, sovereign bond issuers, the energy sector and currency exchange rates;

•	exposure to European governments and European financial institutions;

•	strategy for risk management;

•	sales of business;

•	restructuring of business operations;

•	generation of deployable capital;

•	strategies to increase return on equity and earnings per share;
•	strategies to grow net investment income, efficiently manage capital, grow book value per common share, and reduce expenses;

•	anticipated restructuring charges and annual cost savings;

•	anticipated business or asset divestitures or monetizations;

•	anticipated organizational and business changes;

•	strategies for customer retention, growth, product development, market position, financial results and reserves; and

•	subsidiaries’ revenues and combined ratios.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:

•	changes in market conditions;

•	negative impacts on customers, business partners and other stakeholders;

•	the occurrence of catastrophic events, both natural and man-made;

•	significant legal proceedings;

•	the timing and applicable requirements of any new regulatory framework to which AIG is subject as a nonbank systemically important financial institution and as a global systemically important insurer;

•	concentrations in AIG’s investment portfolios;

•	actions by credit rating agencies;

•	judgments concerning casualty insurance underwriting and insurance liabilities;

•	AIG’s ability to successfully manage run-off insurance portfolios;

•	AIG’s ability to successfully reduce costs and expenses and make business and organizational changes without negatively impacting client relationships or its competitive position;

•	AIG’s ability to successfully dispose of, or monetize, businesses or assets;

•	judgments concerning the recognition of deferred tax assets;

•	judgments concerning estimated restructuring charges and estimated cost savings; and

•	such other factors discussed in:

•	Part I, Item 1A. Risk Factors in AIG’s 2015 Annual Report on Form 10-K; and

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in AIG’s 2015 Annual Report on Form 10-K.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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PROPOSAL 1—ELECTION OF DIRECTORS

AIG’s Board of Directors currently consists of fourteen directors. All directors serve a one-year term. We are asking our shareholders to elect sixteen directors at the Annual Meeting, to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but if any should become unavailable prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion, except as specified below.

Directors will be elected by a majority of the votes cast by the shareholders of the AIG Common Stock, which votes are cast “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Board determines (after consideration of the Nominating and Corporate Governance Committee’s recommendation) that the best interests of AIG and its shareholders would not be served by doing so.

All of the nominees, with the exception of Samuel J. Merksamer and John A. Paulson, are currently members of AIG’s Board of Directors. Messrs. Merksamer and Paulson were recommended for nomination as directors pursuant to certain Nomination Agreements (the Nomination Agreements), dated February 11, 2016, by and between AIG and each of (i) High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners LP and Carl C. Icahn (collectively, the Icahn Parties) and (ii) Paulson & Co. Inc., on behalf of several funds and accounts for which it and its affiliates serve as investment advisor, and John A. Paulson (collectively, the Paulson Parties and, together with the Icahn Parties, the Shareholder Parties). If either Mr. Merksamer or Mr. Paulson is unable to or refuses to stand for election, the Icahn Parties or the Paulson Parties, respectively, may designate another person to stand for election. The Nomination Agreements provide that, among other things, AIG will nominate two designees (Messrs. Merksamer and Paulson) for election at the Annual Meeting. The Nomination Agreements also require the Shareholder Parties to adhere to certain standstill obligations and to vote the shares of AIG Common Stock they beneficially own for each of the sixteen director nominees. See AIG’s Current Report on Form 8-K filed on February 11, 2016 for further information regarding the Nomination Agreements, including copies of the Nomination Agreements.

The Board believes that, if elected, the nominees will continue to provide effective oversight of AIG’s business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills and experiences. This diverse and complementary set of skills, experience and backgrounds creates a highly qualified and independent Board of Directors. The following table highlights relevant key attributes and professional experience of our director nominees:

Key Attributes:	Professional experience in:
✓ Experience in business transformations and strategic restructurings	✓ Insurance and reinsurance
✓ Experience managing large, complex, international institutions	✓ Financial services, the banking industry and asset management
✓ Risk oversight and management expertise	✓ Operations
✓ Corporate governance expertise	✓ Information technology and cyber security
✓ High level of financial literacy and accounting expertise	✓ Regulatory markets, government, academia and research
✓ Global consumer, commercial and industrial backgrounds	✓ Public company accounting

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Below are biographies of each of the nominees for director, including the principal occupation or affiliation and public company directorships held by each nominee during the past five years. The nominees as a group have extensive direct experience in the oversight of public companies as a result of their service on AIG’s Board and/or the boards of other public companies and/or as a result of their involvement in the other organizations described below.

W. DON CORNWELL Director since 2011	Former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation Age 68

Mr. Cornwell is the former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation, serving from 1988 until his retirement in August 2009, and Vice Chairman until December 2009. Mr. Cornwell spent 17 years at Goldman, Sachs & Co. where he served as Chief Operating Officer of the Corporate Finance Department from 1980 to 1988 and Vice President of the Investment Banking Division from 1976 to 1988. Mr. Cornwell is currently a director of Avon Products, Inc., where he is Lead Director, Chairman of the Finance Committee and a member of the Audit Committee and Nominating and Corporate Governance Committee, and Pfizer Inc., where he is Chairman of the Audit Committee and a member of the Compensation, Regulatory and Compliance, and Science and Technology Committees. Mr. Cornwell was Chairman of the Board and Chief Executive Officer of Granite Broadcasting when it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. In light of Mr. Cornwell’s experience in finance and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Cornwell should be re-elected to the Board.

PETER R. FISHER Director since 2014

Senior Fellow at the Center for Global Business and Government, and Senior Lecturer, at the Tuck School of Business at Dartmouth College; Former Head of Fixed Income Portfolio Management of BlackRock, Inc.

Age 59

Mr. Fisher is a Senior Fellow at the Center for Global Business and Government, and also a Senior Lecturer, at the Tuck School of Business at Dartmouth College, positions he has held since July 2013. Mr. Fisher previously served as an officer of BlackRock, Inc. and certain of its subsidiaries (BlackRock) from 2004 through 2013, as a Senior Managing Director (2010 to 2013) and a Managing Director (2004 to 2009). While at BlackRock, Mr. Fisher served as Head (2010 to 2013) and as Co-Head (2008 to 2009) of BlackRock’s Fixed Income Portfolio Management Group, overseeing portfolio managers responsible for more than $1 trillion of fixed income client accounts and funds, and as Chairman of BlackRock Asia (2005 to 2007). Mr. Fisher has been a Senior Director of the BlackRock Investment Institute since March 2013, and has served in such capacity as an independent consultant since January 2014. Prior to joining BlackRock in 2004, Mr. Fisher served as Under Secretary of the U.S. Department of the Treasury for Domestic Finance from 2001 to 2003, and, in that capacity, served on the board of the Securities Investor Protection Corporation, as a member of the Airline Transportation Stabilization Board and as the U.S. Treasury representative to the Pension Benefit Guaranty Corporation. From 2007 to 2013, Mr. Fisher was a non-executive director of the Financial Services Authority of the United Kingdom, where he was a member of the Risk Committee. Mr. Fisher also worked at the Federal Reserve Bank of New York from 1985 to 2001, ending his service there as an Executive Vice President and Manager of the System Open Market Account. In light of Mr. Fisher’s broad experience in asset management and government and his knowledge of the regulation of financial services companies, AIG’s Board has concluded that Mr. Fisher should be re-elected to the Board.

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JOHN H. FITZPATRICK Director since 2011

Chairman of White Oak Global Advisors; Former Secretary General of The Geneva Association;

Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re

Age 59

Mr. Fitzpatrick has been Chairman of White Oak Global Advisors, an asset management firm lending to small and medium sized companies, since September 1, 2015, and Chairman of Oak Street Management Co., LLC, an insurance / management consulting company, and Oak Family Advisors, LLC, a registered investment advisor, since 2010. In May 2014, he completed a two-year term as Secretary General of The Geneva Association. From 2006 to 2010, Mr. Fitzpatrick was a partner at Pension Corporation and a director of Pension Insurance Corporation Ltd. From 1998 to 2006, he was a member of Swiss Re’s Executive Board Committee and served at Swiss Re as Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services. From 1996 to 1998, Mr. Fitzpatrick was a partner in insurance private equity firms sponsored by Zurich Financial Services, Credit Suisse and Swiss Re. From 1990 to 1996, Mr. Fitzpatrick served as the Chief Financial Officer and a Director of Kemper Corporation, a NYSE-listed insurance and financial services organization where he started his career in corporate finance in 1978. From February 2010 until March 2011, Mr. Fitzpatrick was a director of Validus Holdings, Ltd., where he served on the Audit and Finance Committees. Mr. Fitzpatrick is a Certified Public Accountant and a Chartered Financial Analyst. In light of Mr. Fitzpatrick’s broad experience in the insurance and reinsurance industry, as well as his professional experience in insurance policy and regulation, AIG’s Board has concluded that Mr. Fitzpatrick should be re-elected to the Board.

PETER D. HANCOCK Director since 2014	President and Chief Executive Officer, AIG Age 57

Mr. Hancock has been AIG’s President and Chief Executive Officer since September 2014, when he also joined the Board of Directors. Previously, he served as AIG’s Executive Vice President—Property and Casualty Insurance and joined AIG in February 2010 as Executive Vice President, Finance, Risk and Investments. From December 2008 to February 2010, Mr. Hancock served as Vice Chairman of KeyCorp, where he was responsible for Key National Banking. Previously, Mr. Hancock co-founded and served as President of Integrated Finance Limited, an advisory firm specializing in strategic risk management, asset management, and innovative pension solutions. Mr. Hancock also spent 20 years at J.P. Morgan, beginning in 1980, where he established the Global Derivatives Group, ran the Global Fixed Income business and Global Credit portfolio, and served as the firm’s Chief Financial Officer and Chief Risk Officer. In light of Mr. Hancock’s experience managing large, complex, international institutions and his professional experience across industries including insurance, banking and financial services, AIG’s Board has concluded that Mr. Hancock should be re-elected to the Board.

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WILLIAM G. JURGENSEN Director since 2013	Former Chief Executive Officer of Nationwide Insurance Age 64

Mr. Jurgensen is the former Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc., serving from May 2000 to February 2009. During this time, he also served as director and Chief Executive Officer of several other companies within the Nationwide enterprise. Prior to his time in the insurance industry, he spent 27 years in the commercial banking industry. Before joining Nationwide, Mr. Jurgensen was an Executive Vice President with BankOne Corporation (now a part of JPMorgan Chase & Co.) where he was responsible for corporate banking products, including capital markets, international banking and cash management. He managed the merger integration between First Chicago Corporation and NBD Bancorp, Inc. and later was Chief Executive Officer for First Card, First Chicago’s credit card subsidiary. At First Chicago, he was responsible for retail banking and began his career there as Chief Financial Officer in 1990. Mr. Jurgensen started his banking career at Norwest Corporation (now a part of Wells Fargo & Company) in 1973. The majority of Mr. Jurgensen’s career has involved capital markets, securities trading and investment activities, with the balance in corporate banking. Mr. Jurgensen has been a director of ConAgra Foods, Inc. since 2002, where he has served on the Audit Committee and currently serves on the Human Resources and the Nominating, Governance and Public Affairs Committees. He was also a director of The Scotts Miracle-Gro Company from 2009 to 2013, where he served on the Audit, Finance, and Governance and Nominating Committees. In light of Mr. Jurgensen’s experience in insurance, financial services and risk management, AIG’s Board has concluded that Mr. Jurgensen should be re-elected to the Board.

CHRISTOPHER S. LYNCH Director since 2009	Former National Partner in Charge of Financial Services, KPMG LLP Age 58

Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held financial intermediaries, including corporate restructuring, risk management, strategy, governance, financial accounting and regulatory reporting, and troubled-asset management. Mr. Lynch is the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business. He held a variety of positions with KPMG from 1979 to 2007, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch was an audit signing partner under Sarbanes Oxley for some of KPMG’s largest financial services clients. He also served as a Partner in KPMG’s National Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is a member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the National Audit Committee Chair Advisory Council of the National Association of Corporate Directors. Mr. Lynch is currently Non-Executive Chairman of the Federal Home Loan Mortgage Corporation, where he is also Chairman of the Executive Committee. In light of Mr. Lynch’s experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Lynch should be re-elected to the Board.

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SAMUEL J. MERKSAMER	Managing Director of Icahn Capital LP Age 35

Mr. Merksamer is a Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in multiple business segments, where he has been employed since 2008. Mr. Merksamer is a director of Cheniere Energy Inc., where he serves on the Audit and Compensation Committees, Hertz Global Holdings, Inc., where he serves on the Financing and Nominating and Governance Committees, Navistar International Corporation, where he serves on the Audit and Compensation Committees, Transocean Partners LLC, where he serves on the Compensation Committee, and Transocean Ltd., where he serves on the Finance and Health, Safety and Environment Committees. Mr. Merksamer’s term as a director will end and he will not be re-appointed to the board of directors of Transocean Partners LLC at its annual meeting of shareholders on May 5, 2016, which is prior to the AIG Annual Meeting of Shareholders. He previously served as a director of American Railcar Industries, Inc. from 2011 to 2013; Dynegy Inc. from 2011 to 2012; Hologic Inc. from 2013 to 2016 and Talisman Energy Inc. from 2013 to 2015. Pursuant to the Nomination Agreement with the Icahn Parties, AIG’s Board is recommending that Mr. Merksamer be elected to the Board.

GEORGE L. MILES, JR. Director since 2005	Chairman Emeritus, The Chester Group, Inc.; Former President and Chief Executive Officer, WQED Multimedia Age 74

Mr. Miles has been Chairman Emeritus since April 2012 and is the former Executive Chairman of The Chester Group, Inc. (formerly known as Chester Engineers, Inc.) serving from October 2010 to April 2012 and the former President and Chief Executive Officer of WQED Multimedia, serving from 1994 to 2010. Mr. Miles served as an Executive Vice President and Chief Operating Officer of WNET/Thirteen from 1984 to 1994. Prior to WNET/Thirteen, he was Business Manager and Controller of KDKA-TV and KDKA Radio in Pittsburgh; Controller and Station Manager of WPCQ in Charlotte; Vice President and Controller of Westinghouse Broadcasting Television Group in New York; and Station Manager of WBZ-TV in Boston. Mr. Miles is currently a director of HFF, Inc., where he is Chairman of the Audit Committee and serves on the Compensation Committee, Harley-Davidson, Inc., where he serves on the Audit and Nominating and Corporate Governance Committees and EQT Corporation, where he serves on the Executive Committee and as Chairman of the Corporate Governance Committee. Mr. Miles formerly served as a director of WESCO International, Inc., where he served on the Compensation Committee. Mr. Miles is a Certified Public Accountant. In light of Mr. Miles’ experience in accounting as well as his professional experience across the operations and technology industry, AIG’s Board has concluded that Mr. Miles should be re-elected to the Board.

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HENRY S. MILLER Director since 2010	Chairman, Marblegate Asset Management, LLC; Former Chairman and Managing Director, Miller Buckfire & Co., LLC Age 70

Mr. Miller co-founded and has been Chairman of Marblegate Asset Management, LLC since 2009. Mr. Miller was co-founder, Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, from 2002 to 2011 and Chief Executive Officer from 2002 to 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992, Mr. Miller was a managing director and, from 1990 to 1992, co-head of investment banking at Prudential Securities. Mr. Miller is currently a director of The Interpublic Group of Companies, Inc., where he serves on the Corporate Governance Committee and the Finance Committee. Mr. Miller was also a director of Ally Financial Inc., from 2012 until July 2014, where he served on the Risk and Compliance Committee. In light of Mr. Miller’s experience in strategic business transformations as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

ROBERT S. MILLER Director since 2009	President and Chief Executive Officer of International Automotive Components Group S.A.; Former Chief Executive Officer, Hawker Beechcraft, Inc.; Former Executive Chairman, Delphi Corporation Age 74

Mr. Miller has been President, Chief Executive Officer and a director of International Automotive Components Group S.A. since August 2015. He has also been Chairman of MidOcean Partners, a leading middle market private equity firm, since December 2009. Mr. Miller was Chief Executive Officer of Hawker Beechcraft, Inc., a manufacturer of aircraft, serving from February 2012 to February 2013. He also served as the Executive Chairman of the Delphi Corporation from 2007 to 2009. He was previously Chairman and Chief Executive Officer of Delphi Corporation from 2005 to 2007. Prior to joining Delphi Corporation, Mr. Miller served in a number of corporate restructuring situations, including as Chairman and Chief Executive Officer of Bethlehem Steel Corporation, Chairman and Chief Executive Officer of Federal Mogul Corporation, Chairman and Chief Executive Officer of Waste Management, Inc., and Executive Chairman of Morrison Knudsen Corporation. He has also served as Vice Chairman and Chief Financial Officer of Chrysler Corporation. Mr. Miller is a director of The Dow Chemical Company, where he is a member of the Governance and the Environment, Health, Safety and Technology Committees, and Symantec Corporation, where he is a member of the Compensation and Leadership Development Committee and Nominating and Governance Committee. In the past five years, Mr. Miller has also served as a director of Sbarro, Inc. and WL Ross Holding Corp., where he was Chairman of the Compensation Committee and served on the Audit Committee. Mr. Miller was Chief Executive Officer of Hawker Beechcraft, Inc. when the company filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in May 2012. In light of Mr. Miller’s experience in managing large, complex, international institutions, his experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

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LINDA A. MILLS Director since 2015	Former Corporate Vice President of Operations of Northrop Grumman Corporation Age 66

Ms. Mills is the former Corporate Vice President of Operations for Northrop Grumman Corporation, with responsibility for operations, including information technology. During her 12 years with Northrop Grumman, from 2002 to 2014, Ms. Mills held a number of operational positions, including Corporate Vice President and President of Information Systems and Information Technology sectors; President of the Civilian Agencies Group; and Vice President of Operations and Process in the firm’s Information Technology Sector. Prior to joining Northrop Grumman, Ms. Mills was Vice President of Information Systems and Processes at TRW, Inc. She began her career as an engineer at Bell Laboratories, Inc. Ms. Mills also serves on the board of Navient Corporation where she is the Chair of the Compensation Committee and serves on the Finance & Operations Committee. In light of Ms. Mills’ in-depth experience in operations, information technology and cyber security, and her success in managing a significant line of business at Northrop Grumman, AIG’s Board has concluded that Ms. Mills should be re-elected to the Board.

SUZANNE NORA JOHNSON Director since 2008	Former Vice Chairman, The Goldman Sachs Group, Inc. Age 58

Ms. Nora Johnson is the former Vice Chairman of The Goldman Sachs Group, Inc., serving from 2004 to 2007. During her 21 years at Goldman Sachs, she also served as the Chairman of the Global Markets Institute, Head of the Global Investment Research Division and Head of the Global Investment Banking Healthcare Business. Ms. Nora Johnson is currently a director of Intuit Inc., where she is Lead Director and Chairman of the Compensation and Organizational Development Committee and serves on the Nominating and Governance Committee, Pfizer Inc., where she serves on the Audit, Compensation and Science and Technology Committees, and Visa Inc., where she is Chairman of the Compensation Committee and serves on the Nominating and Corporate Governance Committee. In light of Ms. Nora Johnson’s experience in managing large, complex, international institutions, her experience in finance as well as her professional experience across the financial services industry, AIG’s Board has concluded that Ms. Nora Johnson should be re-elected to the Board.

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JOHN A. PAULSON	President and Portfolio Manager of Paulson & Co. Inc. Age 60

Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc. Paulson & Co. Inc. is an SEC-registered investment advisor specializing in global merger, event arbitrage and credit strategies. Prior to forming Paulson & Co. Inc. in 1994, Mr. Paulson was a general partner of Gruss Partners and a managing director in mergers and acquisitions at Bear Stearns. Pursuant to the Nomination Agreement with the Paulson Parties, AIG’s Board is recommending that Mr. Paulson be elected to the Board.

RONALD A. RITTENMEYER Director since 2010	Former Chairman, President and Chief Executive Officer, Expert Global Solutions, Inc.; Former Chairman, Chief Executive Officer and President, Electronic Data Systems Corporation Age 68

Mr. Rittenmeyer is the former Chairman, President and Chief Executive Officer of Expert Global Solutions, Inc. (formerly known as NCO Group, Inc.), a global provider of business process outsourcing services, serving from 2011 to 2014. Mr. Rittenmeyer is also the former Chairman, Chief Executive Officer and President of Electronic Data Systems Corporation, serving from 2005 to 2008. Prior to that, Mr. Rittenmeyer was a Managing Director of the Cypress Group, a private equity firm, serving from 2004 to 2005. Mr. Rittenmeyer also served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004. Among his other leadership roles, Mr. Rittenmeyer served as President and Chief Executive Officer of AmeriServe Food Distribution Inc. from 2000 to 2001, Chairman, Chief Executive Officer and President of RailTex, Inc. from 1998 to 2000, President and Chief Operating Officer of Ryder TRS, Inc. from 1997 to 1998, President and Chief Operating Officer of Merisel, Inc. from 1995 to 1996 and Chief Operating Officer of Burlington Northern Railroad Co. from 1994 to 1995. Mr. Rittenmeyer is currently a director of IMS Health Holdings, Inc., where he is Chairman of the Audit Committee and serves on the Leadership Development and Compensation Committee, and Tenet Healthcare Corporation, where he is Chairman of the Human Resources Committee and serves on the Health Information Technology, Audit and Executive Committees. In light of Mr. Rittenmeyer’s experience in managing large, complex, international institutions, his experience in finance and strategic business transformations as well as his professional experience across the financial services industry and technology industry, AIG’s Board has concluded that Mr. Rittenmeyer should be re-elected to the Board.

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DOUGLAS M. STEENLAND Director since 2009	Former President and Chief Executive Officer, Northwest Airlines Corporation Age 64

Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently a director of Travelport Limited, where he serves as Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee, Performance Food Group Company, where he serves as Chairman of the Board and a member of the Audit Committee and the Compensation Committee, and Hilton Worldwide Holdings Inc., where he serves as Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. In the past five years, Mr. Steenland has also served as a director of Delta Air Lines, Inc., Chrysler Group LLC (now FCA US LLC), where he served as Chairman of the Audit Committee, International Lease Finance Corporation (ILFC), a former AIG subsidiary, now a part of AerCap Holdings N.V. (AerCap), and Digital River, Inc., where he was Chairman of the Compensation Committee and served on the Finance and Nominating and Corporate Governance Committees. In light of Mr. Steenland’s experience in managing large, complex, international institutions and his experience in strategic business transformations as well as his professional experience in the airline industry, AIG’s Board has concluded that Mr. Steenland should be re-elected to the Board.

THERESA M. STONE Director since 2013

Former Executive Vice President and Treasurer of the Massachusetts Institute of Technology; Former Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation; Former President of Chubb Life Insurance Company

Age 71

Ms. Stone is the former Executive Vice President and Treasurer of the Massachusetts Institute of Technology (MIT), serving from February 2007 until October 2011. In her role as Executive Vice President and Treasurer, Ms. Stone served as MIT’s Chief Financial Officer and was also responsible for MIT’s operations, including capital projects, campus planning, facilities operations, information technology, environmental health and safety, human resources, medical services and police. Ms. Stone also served as the Special Assistant to the President of MIT from October 2011 to January 2012. From November 2001 to March 2006, Ms. Stone served as Executive Vice President and Chief Financial Officer of Jefferson-Pilot Corporation (now Lincoln Financial Group) and, from 1997 to 2006, she also served as President of Jefferson-Pilot Communications. Ms. Stone also served as the President of Chubb Life Insurance Company from 1994 to 1997. From 1990 to 1994, Ms. Stone served as Senior Vice President—Acquisitions of The Chubb Corporation, in which role she advised the Chairman and Chief Executive Officer on domestic and international property casualty and life insurance strategy, acquisitions and divestitures. Ms. Stone also served as a director of the Federal Reserve Bank of Richmond from 2003 to 2007 and as Deputy Chairman from 2005 to 2007. Ms. Stone began her career as an investment banker, advising clients primarily in the insurance and financial services industries on financial and strategic matters. Ms. Stone served as a director of Progress Energy, Inc. from 2005 to 2012, where she served as Chairman of the Audit and Corporate Performance Committee and a member of the Executive, Finance and Governance Committees. She also served as a director of Duke Energy Corporation during July 2012 following the company’s merger with Progress Energy Inc. In light of Ms. Stone’s broad experience in both business and academia and her expertise in insurance, finance and management, AIG’s Board has concluded that Ms. Stone should be re-elected to the Board.

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CORPORATE GOVERNANCE

GOVERNANCE

AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s current Corporate Governance Guidelines are included as Appendix A. AIG’s Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation and Management Resources Committee, the Nominating and Corporate Governance Committee, the Regulatory, Compliance and Public Policy Committee, the Risk and Capital Committee and the Technology Committee are available in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations.

AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and a Code of Conduct for employees are available, without charge, in the Corporate Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the SEC and the NYSE.

Strong Corporate Governance Practices

The AIG Board is committed to good corporate governance and regularly reviews our practices and corporate governance developments to ensure continued effectiveness.

✓ Highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance
✓ Independent Chairman is required in by-laws
✓ Independent Chairman role is clearly defined and the Chairman generally does not serve longer than a five-year term
✓ Directors are elected annually by a majority of votes cast (in uncontested elections)
✓ All directors are independent (except CEO)
✓ Former AIG CEOs cannot serve on the Board
✓ Annual evaluations of Board, individual directors and all Board Committees
✓ No re-nomination for director attending less than 75% of meetings for two consecutive years
✓ Directors may not stand for election after reaching age 75
✓ All directors may contribute to agenda for Board meetings
✓ Board Committee structure organized around key strategic issues and designed to facilitate dialogue and efficiency
✓ Board Committee Chairs generally do not serve longer than a five-year term
✓ Strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees
✓ Extensive shareholder engagement program with director participation
✓ Proxy access by-law

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Director Independence and Effectiveness

AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG.

Director Independence Assessment. Using the AIG Director Independence Standards, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s fifteen non-management director nominees—Mss. Nora Johnson, Mills and Stone and Messrs. Cornwell, Fisher, Fitzpatrick, Jurgensen, Lynch, Merksamer, Miles, Henry S. Miller, Robert S. Miller, Paulson, Rittenmeyer and Steenland—are independent under NYSE listing standards and the AIG Director Independence Standards. Mr. Hancock is the only director nominee who holds an AIG management position and, therefore, is not an independent director. Mr. Arthur C. Martinez, who retired from the Board at the 2015 Annual Meeting of Shareholders, was also determined by the Board, on the recommendation of the Nominating and Corporate Governance Committee, to be independent under the NYSE listing standards and the AIG Director Independence Standards.

In making the independence determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered relationships arising from: (1) contributions by AIG to charitable organizations with which Mss. Nora Johnson and Stone and Messrs. Lynch and Paulson or members of their immediate families are affiliated; (2) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties; (3) in the case of Mr. Fisher, payments made in the ordinary course of business between AIG and BlackRock, Inc.; (4) in the case of Mr. Lynch, the summer internships in 2013 and 2014 and the offer, acceptance and commencement of full-time employment of his son with AIG in 2016; and (5) in the case of Mr. Robert S. Miller, payments made in the ordinary course of business between AIG and International Automotive Components Group S.A. None of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.

The Nominating and Corporate Governance Committee and the Board of Directors also considered the relationships between AIG and MidOcean, a private equity firm. Mr. Robert S. Miller is the Chairman of the investment advisor of MidOcean and several AIG affiliates are committed to invest an aggregate of $110,000,000 in two funds advised by the investment advisor of MidOcean and made capital contributions to these funds of $574,835 and $288,422 in 2015 and 2016, respectively, pursuant to these commitments. AIG’s commitments to invest predate Mr. Miller becoming a director of AIG and his involvement with MidOcean. Mr. Miller has relinquished any profit interest in these funds to the extent arising from any funds contributed by AIG or affiliates of AIG.

Independent Chairman. AIG’s By-laws require that the role of the Chairman be separate from that of the Chief Executive Officer and that the Chairman be an independent director. AIG believes that this structure is optimal because it permits the Chairman to focus on the governance of the Board and to interact with AIG’s various stakeholders while permitting the Chief Executive Officer to focus more on AIG’s business. AIG’s Corporate Governance Guidelines provide for an annual review of the Chairman and that the Chairman generally not serve for longer than a five-year term. Effective July 1, 2015, Mr. Steenland assumed the role of independent Chairman, succeeding Mr. Robert S. Miller after he served a five-year term as Chairman.

The duties of the Chairman are clearly defined and include:

•	Overseeing Board meeting agenda preparation in consultation with the Chief Executive Officer;

•	Chairing Board meetings and executive sessions of the independent Directors;

•	Leading the Chief Executive Officer review process and discussions regarding management succession;

•	Interacting regularly with the Chief Executive Officer, including discussing strategic initiatives and their implementation;

•	Leading Board review of strategic initiatives and plans;

•	Overseeing distribution of information and reports to the Board;

•	Overseeing the Board and Board Committees’ annual self-evaluation process;

•	Serving as non-voting member of each Board Committee; and

•	Liaising with shareholders.

Director Tenure and Board Refreshment. Board composition and refreshment is a priority for AIG. The Board believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors

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with fresh perspectives. Since 2013, we have added four new independent directors, and in 2015, the Board appointed a new independent Chairman and elected Linda A. Mills as a director. Ms. Mills’ in-depth experience in operations, information technology and cyber security have added further strength to the Board. Further, we have nominated for election at the Annual Meeting two new directors—Messrs. Merksamer and Paulson—who were each identified by a shareholder of AIG.

The average director tenure is less than six years. In addition, under AIG’s Corporate Governance Guidelines, the Chairman and Committee Chairs generally do not serve for longer than a five-year term and former Chief Executive Officers of AIG cannot serve as directors. No individual may stand for election as a director after reaching the age of 75, and the Board may only waive this requirement for a one-year period if, on the recommendation of the Nominating and Corporate Governance Committee, it determines such waiver to be in the best interests of AIG.

Director and Board Accountability and Evaluations. The AIG Board believes that self-evaluations of the Board, the standing Committees of the Board and individual directors are important elements of corporate governance. Pursuant to AIG’s Corporate Governance Guidelines, the Board, acting through the Nominating and Corporate Governance Committee and under the general oversight of the Chairman, conducts an annual self-evaluation and evaluation of each member of the Board, and each standing Committee conducts an annual self-evaluation.

The Board considers director attendance at Board and Committee meetings an essential duty of a director. As a result, AIG’s Corporate Governance Guidelines also provide that any director who, for two consecutive calendar years, attends fewer than 75 percent of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member, will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board.

Oversight of Risk Management

The Board oversees the management of risk through the complementary functioning of the Risk and Capital Committee and the Audit Committee and interaction with other Committees of the Board. The Risk and Capital Committee oversees AIG’s Enterprise Risk Management (ERM) as one of its core responsibilities and reviews AIG’s significant risk assessment and risk management policies. The Audit Committee also discusses the guidelines and policies governing the process by which AIG assesses and manages risk and considers AIG’s major risk exposures and how they are monitored and controlled. The Chairs of the two Committees then coordinate with each other and the Chairs of the other Committees of the Board to help ensure that each Committee has received the information that it needs to carry out its responsibilities with respect to risk management. Both the Risk and Capital Committee and the Audit Committee report to the Board with respect to any notable risk management issues. The Compensation and Management Resources Committee, in conjunction with AIG’s Chief Risk Officer, is responsible for reviewing the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

Board Meetings

There were fourteen meetings of the Board during 2015. The non-management directors meet in executive session, without any management directors present, in conjunction with each regularly scheduled Board meeting. Until July 1, 2015, Mr. Robert S. Miller, and beginning July 1, 2015, Mr. Steenland, as Non-Executive Chairman of the Board, presided at the executive sessions. For 2014 and 2015, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the Committees of the Board on which they served.

Shareholder Engagement

Fostering long-term relationships with shareholders and maintaining their trust is a priority for the Board. Engagement with shareholders helps us gain useful feedback on a wide variety of topics, including corporate governance, corporate social responsibility, strategy, performance and related matters. Shareholder feedback also helps in better tailoring the public information provided to address the interests and inquiries of shareholders.

Accordingly, AIG maintains an active dialogue with shareholders and other stakeholders, including through AIG’s Investor Relations department. As part of this process, the independent Chairman and the Chief Executive Officer periodically participate in meetings with shareholders to discuss and obtain feedback on issues important to AIG’s shareholders. AIG engaged on topics of corporate governance and executive compensation with

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shareholders representing more than 45 percent of outstanding AIG Common Stock. AIG also had a number of conversations with portfolio managers and analysts that were primarily focused on strategy and company performance. Our independent Chairman participated in a significant number of these meetings, and reported the feedback to the full Board. We had constructive dialogue regarding the Company’s executive compensation program, and the vast majority of shareholders engaged expressed support for our governance and executive compensation program, including AIG’s adoption of proxy access.

Additionally, the Chief Executive Officer and other members of senior management regularly meet with shareholders and participate in investor conferences in the United States and abroad. Shareholder feedback received in those meetings, conferences and dialogue is shared with, and considered by, the Board. Investor presentations are made available in the Investors—Webcasts and Presentations section of AIG’s corporate website at www.aig.com.

All directors standing for election at the 2015 Annual Meeting of Shareholders attended the 2015 Annual Meeting of Shareholders, and all directors are expected to attend the 2016 Annual Meeting of Shareholders.

Director Recommendations by Shareholders. The Nominating and Corporate Governance Committee considers shareholder feedback when considering whether to recommend that the Board nominate a director for re-election, and takes into account the views of interested shareholders as appropriate when filling a vacancy on the Board.

Proxy Access. In November 2015, the Board amended AIG’s By-laws to enable eligible shareholders with a significant long-term interest in AIG to include their own director nominees in AIG’s proxy statement for its annual meeting. The Board believes these amendments establish an additional mechanism for Board accountability and for ensuring that Board nominees are supported by AIG’s long-term shareholders.

Under the new proxy access by-law, a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years may nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Shareholders who wish to submit director nominees for election at the 2017 Annual Meeting of Shareholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2017 Annual Meeting.”

Say on Pay Advisory Vote. The Board values regular feedback from AIG’s shareholders, including the feedback received through our say-on-pay advisory vote. Since 2009, AIG has held an annual say-on-pay advisory vote.

Communicating with Directors

AIG has adopted procedures on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These procedures are available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

Shareholders and other interested parties may communicate with any of the independent directors, including the Chairman and Committee Chairs, by writing in care of Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038 or by email to: boardofdirectors@aig.com.

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REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Overview

The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its Committees.

Committee Organization

Committee Charter. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

Independence. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as required by NYSE listing standards.

Conduct of meetings and governance process. During 2015, the Nominating and Corporate Governance Committee held seven meetings. In discussing governance initiatives and in preparation for meetings, the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee and the Vice President—Corporate Governance met and consulted frequently with the other Committee and Board members.

Board Membership and Composition

Nomination and Election of Directors. The Nominating and Corporate Governance Committee evaluated and recommended to the Board of Directors the sixteen nominees under “Proposal 1—Election of Directors” that are standing for election at the 2016 Annual Meeting of Shareholders, based on the criteria set forth in AIG’s Corporate Governance Guidelines. These criteria are: high personal and professional ethics, values and integrity; ability to work together as part of an effective, collegial group; commitment to representing the long-term interests of AIG; skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant; the interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; ability and willingness to commit adequate time to AIG over an extended period of time; and the extent to which the individual would otherwise be a desirable addition to the Board and any Committees of the Board.

As provided in the Corporate Governance Guidelines, the Board generally considers it desirable for non-management directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require substantial time commitments, absent special circumstances. Mr. Merksamer presently serves on the boards of five public companies, but his term as a director ends and he will not be re-appointed to the board of directors of Transocean Partners LLC at its annual meeting of shareholders on May 5, 2016. This will reduce the number of public company boards on which he serves as director (other than AIG) to four, which will be consistent with AIG’s Corporate Governance Guidelines. Because Mr. Merksamer will be in compliance with this Corporate Governance Guideline by the time of the 2016 Annual Meeting of Shareholders, the Board, on the recommendation of the Nominating and Corporate Governance Committee, has waived this Guideline to allow for Mr. Merksamer’s nomination for election to the Board.

A description of the nominees recommended by the Nominating and Corporate Governance Committee is set forth under “Proposal 1—Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “—Committees—Nominating and Corporate Governance Committee.”

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s thirteen current non-management directors and each of Messrs. Merksamer and Paulson is independent within the meaning of the NYSE listing standards. Mr. Hancock is the only director nominee who holds an AIG management position and, therefore, is not an independent director.

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Diversity Consideration. The Nominating and Corporate Governance Committee does not have a specific diversity policy. Rather, the Nominating and Corporate Governance Committee considers diversity in terms of minority status and gender as factors in evaluating director candidates and also considers diversity in the broader sense of how a candidate’s experience and skills could assist the Board in light of the Board’s then composition.

Committee Actions in 2015

During 2015, the Committee led the processes to implement proxy access (as further described above in “—Corporate Governance—Shareholder Engagement—Proxy Access”), select Mr. Steenland as Chairman of the Board to succeed Mr. Robert S. Miller after a five-year term as Chairman, appoint Ms. Mills as a director, and enhance director engagement with AIG stakeholders, including shareholders.

Conclusion

During 2015, the Nominating and Corporate Governance Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.

Nominating and Corporate Governance Committee

American International Group, Inc.

Suzanne Nora Johnson, Chair

W. Don Cornwell

George L. Miles, Jr.

Robert S. Miller

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COMMITTEES

AIG’s Board Committee structure is organized around key strategic issues to facilitate oversight of management. Committee Chairs regularly coordinate with one another to ensure appropriate information sharing. To further facilitate information sharing, all Committees provide a summary of significant actions to the full Board, and Committee meetings are scheduled to allow all directors to attend each meeting, with many directors attending such meetings. As required under AIG’s Corporate Governance Guidelines, each standing Committee conducts an annual self-assessment and review of its Charter.

The following table sets forth the current membership on each standing Committee of the Board and the number of Committee meetings held in 2015. Mr. Hancock does not serve on any Committees of the Board. Mr. Steenland serves as an ex-officio member of each Committee.

Director	Audit Committee	Compensation and Management Resources Committee	Nominating and Corporate Governance Committee	Regulatory, Compliance and Public Policy Committee	Risk and Capital Committee	Technology Committee
W. Don Cornwell		C	M
Peter R. Fisher				M	M
John H. Fitzpatrick	M				C
William G. Jurgensen	C				M
Christopher S. Lynch	M				M
George L. Miles, Jr.		M	M			M
Henry S. Miller				M	M
Robert S. Miller			M			M
Linda A. Mills		M				M
Suzanne Nora Johnson		M	C
Ronald A. Rittenmeyer	M	M				C
Douglas M. Steenland	*	*	*	*	*	*
Theresa M. Stone	M			C
Number of meetings in 2015	10	8	7	5	18	5

M = Member

C = Chair

*	Mr. Steenland is an ex-officio, non-voting member.

Audit Committee

The Audit Committee, which held ten meetings during 2015, assists the Board in its oversight of AIG’s financial statements, including internal control over financial reporting, and compliance with legal and regulatory requirements, the qualifications, independence and performance of AIG’s independent registered public accounting firm and the performance of AIG’s internal audit function. As part of these oversight responsibilities, the Audit Committee discusses with senior management the guidelines and policies by which AIG assesses and manages risk. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in the appointment or removal, performance reviews and determining the compensation of AIG’s chief internal auditor. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or

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related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee, which held eight meetings during 2015, is responsible for determining and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board), approving the compensation awarded to the other senior executives under its purview (which includes all of the named executives in the 2015 Summary Compensation Table) and reviewing and approving the performance measures and goals relevant to such compensation. The Compensation and Management Resources Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for senior executives and other employees, for reviewing, in conjunction with AIG’s Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives, and for oversight of AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

Our Chief Executive Officer participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies or approves the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s Chief Executive Officer.

The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.

To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. (the Cook firm) as a consultant and has used the services of the Cook firm since 2005. The Compensation and Management Resources Committee directly engaged the Cook firm to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry peers and comparisons to “best practices” in general. A senior consultant of the Cook firm regularly attends Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs.

The Cook firm has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm reports directly to the Chair of the Compensation and Management Resources Committee. Other than services provided to the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee, neither the Cook firm nor any of its affiliates provided any other services to AIG. For services related to board and executive officer compensation, the Cook firm was paid $145,743 in 2015.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards and SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held seven meetings in 2015. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board of Directors, and recommend these individuals to the Board of Directors for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its Committees. The Nominating and Corporate Governance Committee also periodically reviews and makes recommendations to the Board regarding the form and amount of director compensation.

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The AIG Corporate Governance Guidelines, which are included as Appendix A, include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the 2017 Annual Meeting of Shareholders may do so by submitting names and supporting information to: Chair, Nominating and Corporate Governance Committee, c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038.

In addition, in November 2015, AIG amended its By-laws to permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws (as further described above in “—Corporate Governance—Shareholder Engagement—Proxy Access”).

Regulatory, Compliance and Public Policy Committee

The Regulatory, Compliance and Public Policy Committee held five meetings in 2015. The Regulatory, Compliance and Public Policy Committee assists the Board in its oversight of AIG’s handling of legal, regulatory and compliance matters and reviews AIG’s position and policies that relate to current and emerging corporate social responsibility and political and public policy issues. The Regulatory, Compliance and Public Policy Committee’s duties and responsibilities include reviewing periodically with management AIG’s relations with regulators and governmental agencies, and any significant legal, compliance and regulatory matters that have arisen, and coordinating with the Audit Committee and other Committees of the Board on such matters to the extent appropriate; serving as the representative of the Board to AIG’s regulators; reviewing periodically management’s development of compliance policies and procedures and implementation of AIG’s compliance program; and receiving reports from the Chief Internal Auditor regarding internal audit’s reviews of AIG’s legal, regulatory and compliance functions and periodically reviewing such reports with the Chief Internal Auditor. The Regulatory, Compliance and Public Policy Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Regulatory, Compliance and Public Policy Committee are independent under NYSE listing standards and SEC rules.

Risk and Capital Committee

The Risk and Capital Committee held eighteen meetings in 2015. The Risk and Capital Committee reports to and assists the Board in overseeing and reviewing information regarding AIG’s ERM, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. The Risk and Capital Committee also assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure and financing, the allocation of capital to its businesses, methods of financing its businesses and other related strategic initiatives. The Risk and Capital Committee also approves issuances, investments, dispositions and other transactions and matters as authorized by the Board. The Risk and Capital Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Risk and Capital Committee are independent under NYSE listing standards and SEC rules.

Technology Committee

The Technology Committee held five meetings in 2015. The Technology Committee assists the Board in its oversight of AIG’s information technology projects and initiatives by, among other things, reviewing the financial, tactical and strategic benefits of proposed significant information technology-related projects and initiatives, reviewing and making recommendations to the Board regarding significant information technology investments in

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support of AIG’s information technology strategy, and reviewing AIG’s risk management and risk assessment guidelines and policies regarding information technology security, including the quality and effectiveness of AIG’s information technology security and disaster recovery capabilities. The Technology Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Technology Committee are independent under NYSE listing standards and SEC rules.

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COMPENSATION OF DIRECTORS

From January 2015 until the 2015 Annual Meeting of Shareholders, the annual retainer for each non-management director consisted of $150,000 cash and an annual award of Deferred Stock Units (DSUs) in an amount of $100,000. The Chairman, who is an ex-officio member of all standing Committees of the Board, received an additional annual retainer of $260,000. During the same period, the Chair of each Committee received an annual Committee retainer of $20,000, except the Chair of the Compensation and Management Resources Committee, who received $30,000, the Chair of the Audit Committee, who received $40,000, and the Chair of the Risk and Capital Committee, who received $40,000. For each other member of a Committee, the annual Committee retainer was $5,000.

As of the date of the 2015 Annual Meeting of Shareholders, the annual retainer for each non-management director consisted of $150,000 cash and an annual award of DSUs in an amount of $130,000 and annual Committee member retainers were eliminated. The additional annual retainer for the Chairman and the annual retainers for Committee Chairs remained unchanged. Non-management directors can elect to receive annual retainer amounts and Committee retainer amounts in the form of DSUs and are also eligible for the AIG Matching Grants Program on the same terms and conditions that apply to AIG employees. See “Committees” for information on current Committee memberships.

Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board and includes dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock underlying the DSUs had been outstanding. DSUs are granted under the American International Group, Inc. 2013 Omnibus Incentive Plan (2013 Omnibus Incentive Plan).

Under director stock ownership guidelines, non-management directors should own a number of shares of AIG Common Stock (including deferred stock and DSUs) with a value equal to at least five times the annual retainer for non-management directors.

Mr. Hancock did not receive any compensation for service as a director.

The Cook firm provided advice to the Nominating and Corporate Governance Committee with respect to AIG director compensation and related market practices.

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The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG for all or part of 2015.

2015 Non-Management Director Compensation

Non-Management Members of the Board in 2015	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Don Cornwell	$172,692	$129,992	$10,000	$312,684
Peter R. Fisher	$153,654	$129,992	$0	$283,646
John H. Fitzpatrick	$191,827	$129,992	$0	$321,819
William G. Jurgensen	$173,654	$129,992	$0	$303,646
Christopher S. Lynch	$171,827	$129,992	$0	$301,819
Arthur C. Martinez	$116,923	$0	$0	$116,923
George L. Miles, Jr.	$155,481	$129,992	$10,000	$295,473
Henry S. Miller	$153,654	$129,992	$10,000	$293,646
Robert S. Miller	$280,000	$129,992	$10,000	$419,992
Linda A. Mills	$69,231	$107,442	$10,000	$186,673
Suzanne Nora Johnson	$171,827	$129,992	$10,000	$311,819
Ronald A. Rittenmeyer	$173,654	$129,992	$0	$303,646
Douglas M. Steenland	$291,827	$129,992	$0	$421,819
Theresa M. Stone	$163,654	$129,992	$10,000	$303,646

(1)	This column represents annual retainer fees and Committee and Committee Chair retainer fees. For Mr. Cornwell, the amount includes a prorated Committee Chair retainer fee for his service as Chair of the Compensation and Management Resources Committee, effective as of the date of the 2015 Annual Meeting of Shareholders. For Messrs. Cornwell, Fisher, Fitzpatrick, Jurgensen, Lynch, Miles, Henry S. Miller, Rittenmeyer, Steenland and Mss. Nora Johnson and Stone, the amounts include a prorated amount of the annual Committee member retainer fees that were eliminated, effective as of the date of the 2015 Annual Meeting of Shareholders. For Mr. Martinez, the amount (i) includes prorated annual retainer and Committee Chair and member fees for his service as a director until the 2015 Annual Meeting of Shareholders and (ii) does not include (a) $494,610, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board in accordance with the terms of DSUs previously granted and reported and (b) $15,480, which represents a cash payment with respect to warrant equivalents granted to Mr. Martinez related to DSUs issued prior to the dividend of warrants by AIG to its shareholders on January 13, 2011. For Ms. Mills, the amount includes a prorated annual retainer fee for her service as director beginning July 15, 2015.

(2)	This column represents the grant date fair value of DSUs granted in 2015 to directors, based on the closing sale price of AIG Common Stock on the date of grant. For Ms. Mills, the amount represents a prorated amount on the date that she joined the Board of the annual grant of $130,000 made to non-management directors.

(3)	This column represents charitable contributions by AIG under AIG’s Matching Grants Program.

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The following table sets forth information with respect to the option and stock awards outstanding at December 31, 2015 for the non-management directors of AIG.

Stock and Option Awards Outstanding at December 31, 2015

Non-Management Members of the Board in 2015	Option Awards(1)	Deferred Stock(2)	Deferred Stock Units(3)
W. Don Cornwell	0	0	10,579
Peter R. Fisher	0	0	4,130
John H. Fitzpatrick	0	0	9,489
William G. Jurgensen	0	0	6,146
Christopher S. Lynch	0	0	10,725
Arthur C. Martinez	0	0	0
George L. Miles, Jr.	125	90	10,984
Henry S. Miller	0	0	10,725
Robert S. Miller	0	0	10,725
Linda A. Mills	0	0	1,686
Suzanne Nora Johnson	0	0	13,881
Ronald A. Rittenmeyer	0	0	10,725
Douglas M. Steenland	0	0	10,725
Theresa M. Stone	0	0	13,328

(1)	Represents outstanding option awards made by AIG in 2006. All options are exercisable, but have an exercise price far in excess of the value of AIG Common Stock at year-end 2015 ($61.97). The exercise price of the options is $1,250.00.

(2)	No deferred stock was awarded in 2015. Deferred stock shown was awarded in 2007 and prior years. Receipt of deferred stock is deferred until the director ceases to be a member of the Board.

(3)	DSUs shown include DSUs awarded in 2015 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board. DSUs granted prior to April 2010 were granted under the Amended and Restated 2007 Stock Incentive Plan (2007 Stock Incentive Plan). DSUs granted after April 2010 and prior to May 15, 2013 were granted under the 2010 Stock Incentive Plan and DSUs granted commencing on or after May 15, 2013 were granted under the 2013 Omnibus Incentive Plan.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During his or her service on the Compensation and Management Resources Committee, no member served as an officer or employee of AIG at any time or had any relationship with AIG requiring disclosure as a related-party transaction under SEC rules. During 2015, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

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OWNERSHIP OF CERTAIN SECURITIES

AIG Common Stock

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock at January 29, 2016.

	Shares of Common Stock Beneficially Owned
Name and Address	Number		Percent
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	80,762,613	(1)	6.9%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355	67,605,730	(2)	5.8%

(1)	Based on a Schedule 13G/A filed on February 10, 2016 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2015. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of BlackRock, Inc. as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(2)	Based on a Schedule 13G/A filed on February 10, 2016 by The Vanguard Group reporting beneficial ownership as of December 31, 2015. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of The Vanguard Group as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

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The following table summarizes the ownership of AIG Common Stock by the current and nominee directors, by the current and former executive officers named in the 2015 Summary Compensation Table in “Executive Compensation—2015 Compensation” and by the directors and current executive officers as a group. None of the shares of AIG Common Stock listed in the following table have been pledged as security.

	AIG Common Stock Owned Beneficially as of January 29, 2016
	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
W. Don Cornwell	13,127		(4)
William N. Dooley	90,367		(4)
John Q. Doyle	70,030		(4)
Philip Fasano	0		(4)
Peter R. Fisher	13,149		(4)
John H. Fitzpatrick	9,532		(4)
Peter D. Hancock	113,511		(4)
David L. Herzog	55,592		(4)
Kevin T. Hogan	33,042		(4)
William G. Jurgensen	21,174		(4)
Christopher S. Lynch	13,944		(4)
Samuel J. Merksamer	0		(4)
George L. Miles, Jr.	11,249		(4)
Henry S. Miller	10,774		(4)
Robert S. Miller	10,774		(4)
Linda A. Mills	1,693		(4)
Suzanne Nora Johnson	13,944		(4)
John A. Paulson	11,603,200	(3)	0.99%
Ronald A. Rittenmeyer	10,774		(4)
Douglas M. Steenland	10,774		(4)
Theresa M. Stone	14,092		(4)
All Directors and current Executive Officers of AIG as a group (25 individuals)	12,172,266		1.04%

(1)	Amount of equity securities shown includes (i) shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Herzog—3,248 shares, Dooley—4,998 shares, Doyle—1,748 shares, Miles—125 shares and all directors and current executive officers of AIG as a group—624 shares; (ii) shares receivable upon the exercise of warrants which may be exercised within 60 days as follows: Hancock—17,450 shares, Herzog—294 shares, Dooley—13,824 shares, Doyle—8,784 shares and all directors and current executive officers of AIG as a group—40,720 shares; (iii) shares receivable in April 2016 upon settlement of one-third of the earned Performance Share Units granted under the 2013 long-term incentive awards that vested in January 2016: Hancock—63,444 shares, Herzog—51,268 shares, Dooley—51,268 shares, Hogan—32,988 shares, Doyle—42,777 shares and all current executive officers of AIG as a group—205,676 shares; (iv) DSUs granted to each non-employee director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Cornwell—10,627 shares, Fisher—4,149 shares, Fitzpatrick—9,532 shares, Jurgensen—6,174 shares, Lynch—10,774 shares, Miles—11,034 shares, Henry S. Miller—10,774 shares, Robert S. Miller—10,774 shares, Mills—1,693 shares, Nora Johnson—13,944 shares, Rittenmeyer—10,774 shares, Steenland—10,774 shares, and Stone—14,092 shares and (v) 90 shares granted to Miles as a non-employee director with delivery deferred until he ceases to be a member of the Board.

(2)	Amount of equity securities shown excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Hancock—32 shares, Dooley—226 shares underlying warrants and all directors and current executive officers of AIG as a group—32 shares and 226 shares underlying warrants.

(3)	Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc. Paulson & Co. Inc., an investment advisor that is registered under the Investment Advisors Act of 1940, and its affiliates furnish investment advice to and manage onshore and offshore investment funds and separate managed accounts (such investment funds and accounts, the Funds). In its role as investment advisor, or manager, Paulson & Co. Inc. possesses voting and/or investment power over the securities of AIG that are owned by the Funds. All AIG securities listed as beneficially owned by Mr. Paulson are directly owned by the Funds. Mr. Paulson and Paulson & Co. Inc. disclaim beneficial ownership of such securities.

(4)	Less than .01 percent.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, certain officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that there were no late filings during 2015.

RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Acquisition of First Principles

In September 2015, AIG acquired First Principles Capital Management, LLC (First Principles), a privately held investment management firm. Douglas A. Dachille, who became AIG’s Executive Vice President and Chief Investment Officer, was the Chief Executive Officer and a founding member of First Principles at the time of the acquisition. As part of the acquisition, Mr. Dachille received approximately $8 million in cash and approximately $12 million in the form of fully-vested AIG restricted stock units that will be settled fifty percent in each of September 2016 and 2017, respectively. The aggregate consideration received by Mr. Dachille reflected his approximately forty-three percent interest in the First Principles acquisition. The cash received by Mr. Dachille is subject to clawback if he resigns from AIG without good reason or is terminated with cause prior to September 2017.

Employment of a Family Member

The spouse of Alessandrea C. Quane, AIG’s Executive Vice President and Chief Risk Officer, is a non-executive officer employee of AIG. Ms. Quane has been an employee of AIG since 1996 and an executive officer since February 2016. Mr. Quane has been an employee of AIG since 1996. His 2015 base salary and short-term incentive award was approximately $600,000 in the aggregate, and his 2015 target long-term incentive award was approximately $315,000. He also received benefits generally available to all employees. The compensation for this employee was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions.

Related-Party Transactions Approval Policy

The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee. In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee considers:

•

Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•	Whether there are demonstrable business reasons for AIG to enter into the transaction;

•	Whether the transaction would impair the independence of a director; and

•

Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee or its Chair deems relevant.

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OUR EXECUTIVE OFFICERS

Information concerning the executive officers of AIG as of the date hereof is set forth below.

Name	Title	Age	Served as Officer Since
Peter D. Hancock	President and Chief Executive Officer	57	2010
Douglas A. Dachille	Executive Vice President and Chief Investment Officer	51	2015
Philip Fasano	Executive Vice President and Chief Information Officer	57	2014
Martha Gallo	Executive Vice President and Chief Auditor	58	2015
Kevin T. Hogan	Executive Vice President—Consumer	53	2013
Jeffrey J. Hurd	Executive Vice President and Chief Operating Officer	49	2010
Alessandrea C. Quane	Executive Vice President and Chief Risk Officer	46	2016
Thomas A. Russo	Executive Vice President and General Counsel	72	2010
Siddhartha Sankaran	Executive Vice President and Chief Financial Officer	38	2010
Robert S. Schimek	Executive Vice President—Commercial	51	2015

All of AIG’s executive officers are elected to one-year terms, but serve at the pleasure of the Board of Directors. Except for Ms. Gallo and Messrs. Dachille, Fasano and Hogan, each of the executive officers has, for more than five years, occupied an executive position with AIG or one or more of its subsidiaries. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was elected to such position.

Douglas A. Dachille joined AIG in September 2015 as Executive Vice President and Chief Investment Officer. Before joining AIG, from September 2003, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC, an investment management firm acquired by AIG as a wholly-owned subsidiary. Prior to co-founding First Principles, from May 2002, he was President and Chief Operating Officer of Zurich Capital Markets, an integrated alternative investment asset management and structured product subsidiary of Zurich Financial Services. He began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and co-Treasurer.

Philip Fasano joined AIG in October 2014 as Executive Vice President—Chief Information Officer. Prior to joining AIG, since February 2007, he was Executive Vice President and Chief Information Officer with Kaiser Permanente. Prior to his role at Kaiser Permanente, Mr. Fasano founded Capital Sourcing Group in 2005, a company focused on providing strategic advice and consulting services to the Fortune 500 and the Department of Homeland Security. Mr. Fasano has also served in IT leadership roles at financial services organizations. At Capital One Financial, he was the Business Information Officer; he served as Chief Information Officer at JPMorgan Chase and Deutsche Financial Services; and was a Managing Director at Bankers Trust, among other companies.

Martha Gallo joined AIG in May 2015 as Executive Vice President and Chief Auditor. Prior to joining AIG, Ms. Gallo served in a variety of roles at JPMorgan Chase since 1981, most recently as Head of Compliance and Regulatory Management from October 2011 to January 2013, and, previously, as General Auditor from April 2005.

Kevin T. Hogan joined AIG as Chief Executive Officer of AIG Global Consumer Insurance in October 2013. Mr. Hogan joined Zurich Insurance Group in December 2008, serving as Chief Executive Officer of Global Life Americas until June 2010 and as Chief Executive Officer of Global Life from July 2010 to August 2013. From 1984 to 2008, Mr. Hogan held various positions with AIG, including Chief Operating Officer of American International Underwriters, AIG’s Senior Life Division Executive for China and Taiwan and Chief Distribution Officer, Foreign Life and Retirement Services.

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EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE

Overview

The Compensation and Management Resources Committee determines and approves the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and approves the compensation awarded to the other key employees under its purview, oversees AIG’s compensation and benefits programs for key and other employees and makes recommendations to the Board with respect to these programs where appropriate, oversees AIG’s management development and succession planning programs and produces this Report on annual compensation. In carrying out these responsibilities, our objective is to maintain responsible compensation practices that attract, develop and retain high-performing senior executives and other key employees while avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG.

Our executive compensation program includes the following features:

•

Balanced mix of base, short-term and long-term pay. Target long-term incentive opportunity comprises the largest component of an executive’s target total direct compensation under our pay structure, which also includes a market-competitive base salary and target short-term incentive opportunity. We believe this structure provides an appropriate balance of fixed and variable compensation, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

•

Defined earn-out ranges for incentive awards. Executive incentive awards are subject to a defined earn-out framework. For our Executive Leadership Team, short-term incentive awards can range from 0 to 150 percent of target and long-term incentive awards can range from 0 to 150 percent of target, in each case, taking into account performance against pre-established objective Company performance metrics.

•

At least 75 percent of target incentives and 55 percent of target total direct compensation is deferred and subject to clawback. 50 percent of any earned short-term incentive award is deferred for one year following the end of the annual performance period, and 100 percent of any long-term incentive award is earned and paid over a total period of five years.

•

Long-term incentives use multiple performance measures. 2015 long-term incentives are 100 percent in the form of performance share units that will be earned over a three-year performance period based on achieving total shareholder return (which is targeted above median) and balanced by credit default swap spread as a risk adjustment metric, in each case measured relative to AIG’s peers. The relative total shareholder return metric is weighted 75 percent and the relative credit default swap spread metric is weighted 25 percent.

•

Share ownership guidelines and holding requirements. Executive officers must retain 50 percent of the after-tax shares they receive as compensation until they achieve a specified ownership level of AIG Common Stock, further fostering an ownership culture focused on long-term performance.

Risk and Compensation Plans

AIG remains committed to continually evaluating and enhancing our risk management control environment, risk management processes and enterprise risk management functions, including through enhancements to its risk governance framework. AIG’s compensation practices are essential parts of the company’s approach to risk management, and the Committee regularly monitors AIG’s compensation programs to ensure they align with sound risk management principles. Since 2009, the Committee’s charter has expressly included the Committee’s duty to meet periodically to discuss and review, in consultation with the Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

In July 2015, the Committee conducted its annual review with AIG’s Chief Risk Officer of AIG’s compensation plans to ensure that they appropriately balance risk and reward. As recommended by AIG’s Chief Risk Officer, the Committee continued to focus its review on incentive-based compensation plans, which totaled 96 active plans with approximately 79,800 participants as of June 2015. (Some employees are eligible to participate in more than one plan.)

AIG’s Enterprise Risk Management (ERM) conducted its annual risk assessment to evaluate AIG’s active incentive plans and to assign a risk rating of low, medium or high to each plan. For plans which had been

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reviewed in 2014 and rated low risk, ERM reviewed a sample of such plans in 2015. In assigning the risk rating, AIG risk officers considered, among other things, whether the plan features include capped payouts or deferrals and/or clawbacks, whether the plan design or administration leads to outsized risk taking, and whether payments are based on pre-established performance goals including risk-adjusted metrics. As of July 2015, no plans were categorized as high risk. As part of this risk review, and as discussed with the Committee, ERM concluded that AIG’s compensation policies and practices are not reasonably likely to have a material adverse effect on AIG.

Compensation Discussion and Analysis

The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Cook firm has also reviewed and discussed the Compensation Discussion and Analysis on behalf of the Committee with management and outside counsel. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s 2015 Annual Report on Form 10-K.

Compensation and Management Resources Committee
American International Group, Inc.

W. Don Cornwell, Chair
George L. Miles, Jr.
Linda A. Mills
Suzanne Nora Johnson
Ronald A. Rittenmeyer

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COMPENSATION DISCUSSION AND ANALYSIS

2015 Pay-for-Performance Highlights

Our compensation philosophy centers on creating a culture of performance management and pay for performance to motivate all AIG employees to achieve sustainable value through a strategic focus on our core businesses and achieving the right balance between growth, profitability and risk.

Compensation Structure

Guided by our compensation philosophy, our executive compensation program focuses on providing an appropriate balance of fixed and variable pay, driving achievement of AIG’s short- and long-term business strategies and aligning the economic interests of our executives with the long-term interests of AIG and our shareholders:

•  Balanced Structure: Total compensation consists of market-competitive base salary, 25 to 35 percent target short-term incentive opportunity and at least 40 percent target long-term incentive opportunity.

•  Emphasis on Long-Term Incentives: At least 75 percent of each executive’s total target compensation is “at risk” and based on performance, and the majority of his or her incentive pay opportunity is based on performance over a three-year period and paid over a five-year period.

•  Deferred Payouts: At least 75 percent of target incentives and 55 percent of target total direct compensation is deferred and subject to our clawback policy.

•  Direct Link to AIG Performance: Long-term incentives are in the form of performance share units (PSUs) that, for 2015, are earned over a three-year period based on achieving Total Shareholder Return (TSR) (weighted 75 percent), which is targeted above median, and balanced by credit default swap (CDS) spread (weighted 25 percent), as a risk adjustment metric, in each case measured relative to AIG’s peers.

Leadership

In December 2015, we announced the formation of a new Executive Leadership Team, designed to execute AIG’s strategic priorities and streamline decision-making. The Executive Leadership Team consists of our President and Chief Executive Officer, Peter D. Hancock, and nine senior executives who report to Mr. Hancock. It replaced the previous Operating Committee.

Paying for Performance

Our short-term and long-term incentive programs are designed to provide appropriate upside opportunity and downside risk and reinforce alignment with shareholder interests. The Compensation and Management Resources Committee evaluates and adjusts the programs annually based on strategic priorities, stakeholder feedback and market considerations.

Under our short-term incentive program, each participant has a target short-term incentive amount. For our Executive Leadership Team, short-term incentive awards are based solely on objective Company measures, as the members are collectively accountable for, and should be rewarded based on, the performance of the Company as a whole.

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Our 2015 annual short-term incentive goals and achievements(a) were:

Business Profitability

•	Achieved Normalized Insurance Company Pre-Tax Operating Income (Normalized Insurance Company PTOI) of $8.3 billion, below target of $9.1 billion (weighted 30%)

AIG Profitability

•	Achieved Normalized Return on Equity (excluding deferred tax assets) (Normalized AIG ROE) of 6.8%, below target of 7.9% (weighted 30%)

Expense Management

•	Achieved Normalized Gross General Operating Expenses (Normalized AIG GOE) of $11.63 billion, underperforming against target of $11.58 billion (weighted 20%)

Risk-Adjusted Growth

•

Achieved Normalized Production Risk-Adjusted Profitability for Property Casualty and Personal Insurance operating segments (Normalized Production RAP) of $1.26 billion, above target of $1.13 billion (weighted 10%)

•

Achieved Normalized Value of New Business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments (Normalized VoNB) of $1.52 billion, exceeding target of $1.42 billion (weighted 10%)

(a)	Each of these goals represents a non-GAAP measure. For how these measures are calculated, see Appendix B.

These 2015 achievements resulted in a Company performance score of 11 percent below target, or 89 percent.

To maintain continuity with our general program, which uses both a Company score and individual score that are multiplied together and are calibrated accordingly, the objective Company score against target is multiplied by two in order to determine the earned short-term incentive for Executive Leadership Team members. The effect is to appropriately reflect objective Company performance (whether positive or negative) for the Executive Leadership Team and results in a payout range of 0 to 150 percent of target.

Accordingly, in early 2016, each named executive earned a 2015 short-term incentive equal to 78 percent of his or her target amount (representing a reduction equal to two times the Company score for 2015 of 11 percent below target). Payment of 50 percent of these earned awards is deferred until March 2017. For 2014, members of our leadership team earned a short-term incentive of 122 percent of target (representing an increase equal to two times the Company score for 2014 of 11 percent above target). The second half of these earned awards was paid in March 2016.

Our long-term incentive program similarly links pay to sustained performance in the form of PSU awards that are earned between 0 and 150 percent based on achievement of performance metrics over a three-year period. The three-year performance period for our 2013 long-term incentive awards ended on December 31, 2015, and PSUs were earned at 147 percent based on our 82nd percentile relative TSR performance and 73rd percentile relative growth in tangible book value per share (excluding AOCI). Earned PSUs vest in three equal, annual installments, resulting in a five-year time horizon to vest in the full award.

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Compensation Philosophy

We structure our compensation program and make enterprise-wide compensation decisions consistent with our compensation philosophy. Our compensation philosophy centers around the following objectives:

•	Attracting and retaining the strongest employees for AIG’s various business needs by providing competitive and consistent compensation opportunities.

•	Creating a culture of performance management and pay for performance by providing total direct compensation opportunities that reward the performance of AIG and individual employees.

•

Managing total direct compensation to provide a market-competitive, performance-driven structure through a four-part program that takes into account base salary, annual incentives, long-term incentives and benefits and perquisites.

•

Motivating all AIG employees to achieve sustainable increases in AIG’s “intrinsic value,” which represents a balance of profitability, growth and risk, to drive long-term value creation for shareholders.

•	Aligning the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of each key employee’s compensation is represented by AIG securities.

•

Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG by appropriately balancing risk and reward as well as rewarding both annual and long-term performance.

•	Maintaining strong corporate governance practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

Compensation Best Practices

What we do:

✓      Pay for performance

✓      Comprehensive clawback policy

✓      Share ownership guidelines and holding requirements

✓      No-hedging policy

✓      Double-trigger change-in-control benefits

✓      Annual risk assessment of compensation plans

✓      Independent compensation consultant

What we don’t do:

×       No golden parachute tax gross-ups

×       No excessive pension payments, perquisites or other benefits

×       No equity grants below 100% of fair market value

×       No dividends or dividend equivalents paid on unearned performance awards

×       No repricing of underwater stock options or stock appreciation rights

Compensation Structure—Direct Compensation Components

Our 2015 compensation structure continues to consist of market-competitive base salary, 25 to 35 percent target short-term incentive opportunity and at least 40 percent target long-term incentive opportunity. An executive’s total direct compensation target is determined based on his or her position, skills and experience and demonstrated performance, as well as market practice, and is then allocated in accordance with the compensation structure. Consistent with our compensation philosophy, we believe this structure provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

In March 2015, the Committee established annual base salaries (effective as of January 1, 2015), short-term incentive opportunities and long-term incentive opportunities, including the grant of PSUs, for our named executives.

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The 2015 target total direct compensation opportunity for each of our named executives is set forth in the following table.

Named Executive Officer	Annual Base Salary	Target Short-Term Incentive	Target Long-Term Incentive	Total
Peter D. Hancock, President and Chief Executive Officer	$1,600,000	$3,200,000	$8,200,000	$13,000,000

David L. Herzog, Chief Financial Officer	$1,000,000	$2,000,000	$4,000,000	$7,000,000

William N. Dooley, Executive Vice President	$1,000,000	$2,000,000	$4,000,000	$7,000,000

Philip Fasano, Executive Vice President—Chief Information Officer	$1,000,000	$1,400,000	$1,600,000	$4,000,000

Kevin T. Hogan, Executive Vice President—Consumer	$1,000,000	$1,900,000	$3,600,000	$6,500,000

Former Executive Officer

John Q. Doyle*	$1,000,000	$2,250,000	$4,250,000	$7,500,000

*	Mr. Doyle ceased to be an executive officer in December 2015.

Base Salary. Annual base salary is paid in cash and is the sole fixed component of an executive’s total direct compensation. An executive’s base salary is established based on his or her experience, performance and salaries for comparable positions at competitors, but will not exceed 25 percent of the executive’s target total direct compensation opportunity. This allocation is intended to fairly compensate the executive for the responsibilities of his or her position, achieve an appropriate balance of fixed and variable pay and provide the executive with sufficient liquidity to discourage excessive risk-taking.

Short-Term Incentive.

Our short-term incentive, which represents approximately 30 percent of an executive’s target direct compensation opportunity, is designed to reward annual performance and drive near-term business strategies. It consists of an annual cash award with individual target amounts that reflect business unit or corporate function responsibilities and experience. The funding of our short-term incentive program is based on the same pre-established performance metrics that produce the objective Company score used for award determinations, which are discussed below under “—Objective Company Score.” Short-term incentive funding covers all participants other than Executive Leadership Team members (and those executives who served on AIG’s Operating Committee prior to its replacement by the Executive Leadership Team in December 2015), for whom funding is determined on an individual basis based on the same pre-established performance metrics.

As applied to our named executives, earned 2015 awards could range from 0 to 150 percent of target, and one-half of any amount earned is deferred for one year and subject to clawback. The Committee has discretion to determine the final award amount.

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Objective Company Score. The objective Company score is based on a single set of Company performance metrics that applies to all participants and ranges from 0 to 125 percent of target. The five Company performance metrics measure either profitability, expense management or risk-adjusted growth. The profitability performance metrics are Normalized Insurance Company PTOI and Normalized AIG ROE, the expense management performance metric is Normalized AIG GOE, and the risk-adjusted growth performance metrics are Normalized Production RAP and Normalized VoNB. We use normalized metrics for our short-term incentive in order to tie compensation directly to results participants achieve during the performance year (which, given the nature of our businesses, could otherwise be overwhelmed by prior year reserve development and/or catastrophe events, for example). We use other market-based metrics, measured relative to peers, for our long-term incentive to capture the full range of our financial performance over the medium to long term. The reasons for selecting each metric and the weightings are summarized below.

2015 Performance. In the first quarter of 2016, the Committee reviewed performance compared to the pre-established Company performance metrics and normalization principles. The reported performance results were verified by AIG’s internal audit function and financial planning & analysis group. The Committee also retained the discretion to adjust the performance criteria and results, which it did not exercise for 2015. The objective Company score was 11 percent below target (or 89 percent), as follows, and applies to all participants in our short-term incentive program:

Performance Metric ($ in millions)	Threshold (50%)	Target (100%)	Maximum (125%)	Actual	% Achieved	Weighting	% Achieved (Weighted)
Business Profitability
Normalized Insurance Company PTOI	$6,826	$9,101	$10,239	$8,303	82%	30%	25%
AIG Profitability
Normalized AIG ROE	5.93%	7.90%	8.89%	6.80%	73%	30%	22%
Expense Management
Normalized AIG GOE	$11,838	$11,582	$11,343	$11,627	91%	20%	18%
Risk-Adjusted Growth
Normalized Production RAP	$849	$1,132	$1,274	$1,263	123%	10%	12%
Normalized VoNB*	$1,061	$1,415	$1,592	$1,519	115%	10%	12%
Company Score:							89%
						(11% below target)

*	In accordance with the normalization principles approved by the Committee, the threshold, target and maximum for the Normalized VoNB metric was adjusted consistent with the adjustment to index the fixed annuity sales budget for market interest rates.

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Determination of Earned Short-Term Incentive Awards.

Short-term incentive awards for the Executive Leadership Team (Mr. Hancock and nine key senior executives) are based solely on the above objective Company measures. Such an approach reflects the view that these individuals are collectively accountable for, and should be rewarded based on, the performance of the Company as a whole. (Short-term incentive awards for those executives who served on AIG’s Operating Committee prior to its replacement by the Executive Leadership Team in December 2015 follow the same approach as Executive Leadership Team awards.)

To maintain continuity with our general program, which uses both a Company score and individual score that are multiplied together and are calibrated accordingly (for a maximum opportunity of up to 187.5 percent of target), two times the Company performance against target is used to determine the earned short-term incentive for Executive Leadership Team members. For example, if performance is 10 percent above target, awards for these individuals would be 120 percent of target; conversely, if performance is 10 percent below target, awards for these individuals would be 80 percent of target. The effect is to appropriately reflect objective Company performance (whether positive or negative) for Executive Leadership Team members and results in a payout range of 0 to 150 percent of target (compared to 0 to 187.5 percent of target for other participants).

In accordance with this structure, the Committee determined (and, for Mr. Hancock, the Board ratified) the following earned short-term incentive amounts for our named executives based on a payout of 78 percent of target, with 50 percent of each earned award deferred until March 2017.

Named Executive Officer	Individual Target Amount	Calculated Performance	Earned Award Amount
Peter D. Hancock	$3,200,000	22% below target (78%)	$2,496,000
David L. Herzog	$2,000,000	22% below target (78%)	$1,560,000
William N. Dooley	$2,000,000	22% below target (78%)	$1,560,000
Philip Fasano	$1,400,000	22% below target (78%)	$1,092,000
Kevin T. Hogan	$1,900,000	22% below target (78%)	$1,482,000
Former Executive Officer
John Q. Doyle	$2,250,000	22% below target (78%)	$1,755,000

Structural Enhancements for 2016. In response to shareholder feedback and to further align pay with Company performance by increasing both the potential upside opportunity and the potential downside risk of our short-term incentive program, for 2016 the Committee has determined to use three times the Company score to determine the earned short-term incentive for Executive Leadership Team members. The result will be a payout range of 0 to 175 percent of target for Executive Leadership Team members, which we believe improves comparability with the practices of our peers.

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Long-Term Incentive. Our long-term incentive comprises the largest percentage of an executive’s target compensation opportunity, representing at least 40 percent of his or her target total direct compensation opportunity. We believe that providing a significant portion of executives’ compensation in equity, based on performance metrics over a three-year period and subject to an additional vesting period, will drive long-term value creation for our shareholders and appropriately account for the time horizon of risks. Since 2013, our long-term incentive program has consisted entirely of PSU awards that are earned between 0 and 150 percent based on achievement of performance metrics over a three-year period. Earned PSUs vest in three equal, annual installments, resulting in a five-year time horizon to vest in the full award. The following table illustrates our outstanding long-term PSU awards.

	2013	2014	2015	2016	2017	2018	2019	2020
2013 Long-Term Incentive Awards	Performance Period: 2013–2015 Metrics comprise relative TSR (weighted 50%) and relative growth in tangible book value per share (excluding AOCI)* (weighted 50%)			1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January
	2014 Long-Term Incentive Awards	Performance Period: 2014–2016 Metrics comprise relative TSR (weighted 75%) and relative change in CDS spread (weighted 25%)			1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January
		2015 Long-Term Incentive Awards	Performance Period: 2015–2017 Metrics comprise relative TSR (weighted 75%) and relative final CDS spread (weighted 25%)			1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January	1/3 of Earned PSUs Vest in January

*	TBVPS is a non-GAAP financial measure. See Appendix B for an explanation of how this measure is calculated for AIG from our audited financial statements.

Grant of 2015 Long-Term Incentive Awards

To determine PSU grants, the Committee approves (and, for Mr. Hancock, the Board ratifies) the target dollar amount of an executive’s long-term incentive award, which is then converted to a number of PSUs based on the average closing price of AIG Common Stock over the calendar month preceding the reference date rounded down to the nearest whole unit. In general, the reference date refers to the grant date in the case of annual awards, the date of the offer of employment to a new hire or the effective date of a recipient’s promotion. For 2015, earned PSUs range from 0 to 150 percent of the target grant based primarily on achieving relative TSR, in order to align with our business strategy and evaluate long-term performance relative to peers. To protect against excessive risk-taking, the TSR metric is balanced by the inclusion of CDS spread as a risk adjustment metric (measured based on relative final CDS spread on five-year senior unsecured debt for 2015 awards). Earned PSUs vest one-third in January of each of 2018, 2019 and 2020 and are settled in AIG Common Stock.

The table below summarizes the two performance metrics used for the 2015 to 2017 performance period. Relative TSR is weighted 75 percent, and relative final CDS spread is weighted 25 percent. Actual performance below threshold will result in a 0 percent payout for that metric. The primary performance goal, relative TSR, is targeted above median to incentivize outperformance. As a risk-adjustment metric, relative final CDS spread is instead structured as a “corridor” between the 20th to 80th percentiles to incentivize achievement of Relative TSR with a risk profile consistent with or better than our peers (and to take into account liquidity differences between the equity and CDS markets).

Performance Metric	Weighting	Threshold	Target	Maximum
Relative TSR	75%	25th percentile	55th percentile	75th percentile
Relative Final CDS Spread	25%	5th percentile	20-80th percentile	95th percentile

Payout		50%	100%	150%

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For the 2015 to 2017 performance period, TSR is measured relative to the following 26 peers. Final CDS spread is also measured against these peers, excluding Ameriprise Financial, Inc. and China Pacific Insurance (Group) Co., LTD. because there is no active CDS trading market with respect to the five-year senior unsecured debt of those companies.

Peers
ACE Limited AEGON, N.V. Aflac Incorporated Allianz Group Ameriprise Financial, Inc. Assicurazioni Generali S.p.A. Aviva plc AXA Group Berkshire Hathaway Inc.

China Pacific Insurance (Group) Co., LTD.

CNA Financial Corporation

Hartford Financial Services Group Inc.

Lincoln National Corporation

Manulife Financial Corporation

MetLife, Inc.

Munich Re Group

Principal Financial Group, Inc.

Prudential Financial, Inc.

Prudential plc

Swiss Re Group

The Allstate Corporation

The Chubb Corporation

The Travelers Companies, Inc.

Tokyo Marine Holdings, Inc.

Voya Financial, Inc.

Zurich Financial Services AG

The peer group above includes public companies against which AIG benchmarks financial performance and competes for market share and talent. For each company in the peer group, TSR will be measured by (1) the sum of (a) the company’s adjusted share price at the end of the performance period minus the company’s adjusted share price at the beginning of the performance period (in each case, as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning and end of the performance period) plus (b) non-stock dividends declared during the performance period and reinvested in the company’s shares on the ex-dividend date, divided by (2) the company’s adjusted share price at the beginning of the performance period (as reported by Bloomberg, adjusted for stock dividend distributions and stock splits and using a 30-day period prior to quarter close for the beginning of the performance period).

For each company in the peer group with daily trading of CDS on its five-year senior unsecured debt, final CDS spread is determined based on the 30-day average of the five-year CDS spread measured at the end of the three-year performance period, as reported by Markit Group Limited.

Results will be certified by the Committee in the first quarter of 2018, and one-third of any earned PSUs will vest in each of January 2018, 2019 and 2020. Once earned, vested PSUs are settled in AIG Common Stock.

For 2015 long-term incentive awards, dividend equivalent rights in the form of additional PSUs accrue commencing with the first dividend record date of AIG Common Stock following the PSU grant date, are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered. The number of additional PSUs earned at any such time will be equal to (i) the cash dividend amount per share of AIG Common Stock times (ii) the number of PSUs covered by the award (and, unless otherwise determined by AIG, any dividend equivalent units previously credited under the award) that have not been previously settled through the delivery of shares (or cash) prior to such date, divided by the fair market value of a share of AIG Common Stock on the applicable dividend record date.

Adjudication of 2013 Long-Term Incentive Awards

The three-year performance period for our 2013 long-term incentive awards ended on December 31, 2015, and the Committee assessed performance in March 2016. The metrics for 2013 long-term incentive awards comprised relative TSR and relative growth in tangible book value per share (excluding AOCI) (TBVPS), in each case measured relative to a peer group. The following table shows the results from the 2013 to 2015 performance period as certified by the Committee:

Performance Metric	Threshold	Target	Maximum	Actual	% Achieved*	Weighting	% Achieved (Weighted)
Relative TSR	25th percentile	55th percentile	75th percentile	82nd percentile	150%	50%	75%
Relative Growth in TBVPS	25th percentile	55th percentile	75th percentile	73rd percentile	144%	50%	72%

Payout	50%	100%	150%				147%

*	Capped at 150% where achievement exceeded maximum.

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One-third of the earned PSUs will be settled in shares of AIG Common Stock in April 2016. The remaining two-thirds of earned PSUs will vest one-third each in January 2017 and 2018 and be settled in AIG Common Stock.

Structural Enhancements for 2016. In response to shareholder feedback, for 2016 the Committee has determined that our long-term awards will be based 100 percent on relative TSR against a refined group of 18 peers and targeted at the 50th percentile of the peer group. To protect against excessive risk-taking, the TSR metric is balanced by using relative option adjusted spreads (OAS) as a gating metric. (Given the decreased liquidity in the CDS market, the Committee considers OAS a more reliable measure of relative creditworthiness.) OAS acts only as a gating metric such that, if our relative OAS is below the 20th percentile of the peer group, the payout level resulting from the relative TSR score is reduced by half.

Compensation Structure—Indirect Compensation Components

Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as AIG’s other employees.

Retirement Benefits. AIG provides a number of retirement benefits to eligible employees, including both defined contribution plans (such as 401(k) plans) and traditional pension plans (called defined benefit plans). These plans can be either tax-qualified or non-qualified.

AIG’s only active defined contribution plan for the named executives is a 401(k) plan, which is tax-qualified. The plan was amended effective January 1, 2012 to provide all participants with a match of 100 percent of the first 6 percent of their eligible compensation contributed up to the Internal Revenue Service (IRS) compensation limit ($265,000 for 2015). Accordingly, for the named executives in 2015, AIG matched a percentage of their contributions to the 401(k) plan up to $15,900. Effective January 1, 2016, AIG also provides a contribution of 3 percent of eligible compensation to all employees eligible to participate in the 401(k) plan, in addition to the 6 percent matching contribution, subject to IRS limits. In addition, some named executives have balances under legacy nonqualified defined contribution plans. These plans are described in greater detail in “2015 Compensation—Post-Employment Compensation—Nonqualified Deferred Compensation.”

AIG’s defined benefit plans include the AIG Retirement Plan (the Qualified Retirement Plan), the AIG Non-Qualified Retirement Income Plan (the Non-Qualified Retirement Plan) and the Supplemental Executive Retirement Plan (the SERP). Each of these plans provides for a yearly benefit based on years of service and average final salary and, for the Qualified Retirement Plan and the Non-Qualified Retirement Plan, also based on pay credits and interest credits. Effective January 1, 2016, benefit accruals under the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP were frozen. As a result, the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP were closed to new participants, and current participants no longer earn additional benefits. These plans and their benefits are described in greater detail in “2015 Compensation—Post-Employment Compensation—Pension Benefits.”

Perquisites and Other Compensation. To facilitate the performance of their management responsibilities, AIG provides some employees, including the named executives, with aircraft usage (including by an executive’s spouse when traveling with the executive on business travel), automobile allowances, use of company pool cars and drivers or parking, annual health exams, legal services, financial, estate and tax planning and other benefits categorized as “perquisites” or “other” compensation under the SEC rules.

Termination Benefits and Policies. AIG provides severance benefits to its executives in order to offer competitive total compensation packages, ensure executives’ ongoing retention when considering potential transactions that may create uncertainty as to their future employment with AIG and enable AIG to obtain a release of employment-related claims.

In 2012, the Committee established the 2012 ESP, which replaced AIG’s prior Executive Severance Plan established in March 2008. The 2012 ESP extends to AIG executives in grade level 27 or above, including the 2015 named executives, and other executives who participated in the prior plan. For purposes of the 2012 ESP, a participant’s grade level is the highest level at which he or she was employed at any time in the 12 months immediately prior to the qualifying termination.

The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or if a qualifying executive terminates for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, a participant is generally eligible to receive severance in an amount equal to the product of a multiplier times the sum of salary and three-year-average annual incentives. The

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multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. However, in any event, executives in grade level 27 or above who participated in the prior plan, which includes Messrs. Hancock, Herzog, Dooley and Doyle, may not receive less than the severance they would have received under the prior plan.

Historic Compensation Components

Stock Salary. From 2009 to 2012, AIG maintained a program of regular bi-weekly or semi-monthly grants of vested stock or units generally referred to as “Stock Salary.” In large part, Stock Salary took the place of what would otherwise have been annual and long-term cash, stock and performance-based incentive programs while AIG was subject to the TARP Standards. Grants of Stock Salary remained subject to transfer or payment restrictions over a multi-year period, and Messrs. Hancock, Herzog, Dooley and Doyle held vested Stock Salary awards that were settled upon lapse of the payment restrictions in 2015. These awards are described in greater detail in “2015 Compensation—Post-Employment Compensation—Nonqualified Deferred Compensation.” No Stock Salary remained outstanding as of December 31, 2015.

TARP RSUs. While AIG was subject to the TARP Standards for Compensation and Corporate Governance, named executives eligible for incentives could receive such pay only in the form of TARP RSUs. In order to qualify as TARP RSUs under the applicable regulation, the award was generally required to have at least a two-year vesting period and become payable only in 25 percent increments in proportion to AIG’s repayment of its TARP obligations. Because AIG fully repaid its TARP obligations as of December 14, 2012, 100 percent of the TARP RSUs that had not vested became payable on the scheduled vesting date for such awards. All outstanding TARP RSUs held by Messrs. Hancock, Herzog and Doyle vested and were paid in 2015. The shares underlying TARP RSUs that vested in 2015 are included in “2015 Compensation—Holdings of and Vesting of Previously Awarded Equity—Vesting of Stock-Based Awards During 2015.”

Transition Arrangements for Named Executives

Pursuant to his August 14, 2013 offer letter and in consideration of compensation foregone upon rejoining AIG, Mr. Hogan was granted a one-time bonus payable in three installments, subject to Mr. Hogan’s continued employment through the payment date. The second installment, in the amount of $1,150,000, was paid in April 2015, and the third installment, in the amount of $800,000, will be paid in April 2016. Each installment is subject to recoupment if Mr. Hogan resigns without “Good Reason” or is terminated by AIG for “Cause” in the 12 months following payment of such installment. In connection with the offer letter, Mr. Hogan entered into a non-solicitation and non-disclosure agreement, pursuant to which he agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination.

Pursuant to his August 27, 2014 offer letter and in consideration of compensation foregone from his former employer, Mr. Fasano was granted a one-time bonus of $3,400,000 paid in March 2015. In addition, Mr. Fasano was granted a transition award in consideration of retirement benefits foregone from his former employer, payable in five installments of $1,000,000, $1,000,000, $1,000,000, $1,000,000 and $4,000,000 in each of January 2015, 2016, 2017, 2018 and 2019, respectively, provided that Mr. Fasano has not resigned his employment other than for “Good Reason” or been terminated by AIG for “Cause” prior to the respective payment dates. In connection with the offer letter, Mr. Fasano entered into a non-solicitation and non-disclosure agreement, pursuant to which he agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination.

Process for Compensation Decisions

Role of the Committee. The Committee determines and approves the compensation of AIG’s Chief Executive Officer, and the Board approves or ratifies the amounts to be awarded to him. After considering the recommendation of AIG’s Chief Executive Officer, the Committee also approves the compensation of other key employees under its purview, which includes all of the other named executives. The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for other key employees and oversees AIG’s management development and succession planning programs. Attendance at Committee meetings generally includes members of the executive team as appropriate, including representatives from internal legal and human resources, outside counsel, and the Committee’s independent consultant.

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Consultants. To provide independent advice, the Committee has used the services of Frederic W. Cook & Co. (the Cook firm) since 2005. A senior consultant of the Cook firm regularly attends the Committee’s meetings and is instructed to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including views of how the program and proposals compare to market practices in financial services and general industry and to “best practices.” The Cook firm responds on a regular basis to questions from the Committee and the Committee’s other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs, including the 2015 executive compensation structure. The Cook firm also participated in the Committee meeting in which the compensation risk assessment discussed under “—Report of the Compensation and Management Resources Committee—Risk and Compensation Plans” was conducted and previously advised that the process was thorough and well designed. In compliance with SEC and NYSE rules, in February 2015 and February 2016, the Committee reviewed various items related to the Cook firm’s relationship to AIG, the members of the Committee and AIG’s executive officers. The Committee confirmed that neither the Cook firm nor any of its affiliates provides any other services to AIG or its management except with respect to director compensation, and that the Cook firm had no business or personal relationship with any member of the Committee or executive officer that raised a conflict of interest with respect to the Cook firm’s work for the AIG Board. The Committee also received information on the fees paid to the Cook firm by AIG as a percentage of the Cook firm’s total revenue and the Cook firm’s ownership of any AIG Common Stock. Considering this information, the Committee determined that the Cook firm is independent and that its work has not raised any conflict of interest.

In 2015, the Committee also considered materials prepared by Johnson Associates related to market compensation levels. Johnson Associates was engaged by AIG to assist with this work. In particular, Johnson Associates prepared reports presenting market comparisons of total compensation levels for existing employees, new hires and promotions with respect to positions within the Committee’s purview. The Committee performed a review of Johnson Associates’ services similar to the review of the Cook firm described above. The Committee noted that the Cook firm reviewed the reports prepared by Johnson Associates prior to consideration by the Committee and determined that this appropriately addressed any conflict of interest raised by Johnson Associates’ work or business relationship with AIG.

Consideration of Shareholder Feedback. The Committee values feedback from AIG’s shareholders, including the feedback received through our say-on-pay advisory vote. Since 2010, AIG has held an annual say-on-pay advisory vote. In the most recent advisory vote, more than 98 percent of the votes cast by shareholders were in favor of the 2014 compensation of our named executives as disclosed in our 2015 Proxy Statement. The Committee believes this level of approval indicates our shareholders’ strong support of our compensation philosophy and goals and the structure of our executive compensation program.

Consideration of Competitive Compensation Levels. In 2015, the Committee considered information from data disclosed in surveys, market practices and levels disclosed in proxy statements and employment contracts from a number of peer companies (Broad Data), as well as Johnson Associates’ benchmarks, which reflect proprietary data, third-party references and market impressions and judgment. The companies used in the Broad Data set were: Aetna, Inc., AFLAC, The Allstate Corporation, American Express Company, Ameriprise Financial, Inc., Bank of America Corporation, Bank of New York Mellon, BlackRock, Inc., Capital One Financial Corp., CIGNA Corporation, Citigroup Inc., Chubb Group, Hartford Financial Services, Invesco Ltd., JP Morgan Chase & Co., Lincoln National Corporation, Marsh & McLennan Companies, Inc., MetLife Inc., Principal Financial Group, Inc., Prudential Financial Inc., T. Rowe Price Group, Inc., The Travelers Companies Inc., U.S. Bancorp and Wells Fargo & Company.

Other Considerations

Clawback Policy. In 2013, the Committee adopted and implemented a comprehensive Clawback Policy to encourage sound risk management and individual accountability. The Clawback Policy covers all executive officers and any other employee as determined by the Committee and applies to covered compensation for such executive officers and employees. Covered compensation generally includes any bonus, equity or equity-based award or other incentive compensation granted to an executive officer or employee while he or she is subject to the policy, which includes our 2013, 2014 and 2015 incentive awards. In the event that the Committee determines that a triggering event under the Clawback Policy has occurred, the Committee may require an executive officer or other covered employee to forfeit and/or repay all or any portion of any unpaid covered compensation or covered compensation paid in the 12 months (or such longer period of time as required by any applicable statute or government regulation) preceding the event. Triggering events generally include a material financial

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restatement; the award or receipt of covered compensation based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined; a failure of risk management, including in a supervisory role, or material violation of AIG’s risk policies; and an action or omission that results in material financial or reputational harm to AIG.

Share Ownership Guidelines and Holding Requirements. AIG’s share ownership guidelines establish levels of ownership of AIG Common Stock at five times salary for the Chief Executive Officer and three times salary for other executive officers, which included the other named executives during 2015. Until the guidelines are met, such employees are required to retain 50 percent of the shares of AIG Common Stock received upon the exercise, vesting or payment of certain equity-based awards granted by AIG. Shares held for purposes of the guidelines may include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards. Executive officers are required to comply with the guidelines until six months after they cease to be executive officers.

No-Hedging Policy. AIG’s Code of Conduct and Insider Trading Policy prohibit employees from engaging in hedging transactions with respect to any of AIG’s securities, including by trading in any derivative security relating to AIG’s securities.

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), generally limits the tax deductibility of compensation in excess of $1 million per year paid by a public company to its chief executive officer and three other most highly compensated executive officers (other than the chief financial officer), subject to certain exceptions, with an exception for qualifying “performance-based compensation” (as defined under applicable tax regulations). At AIG’s 2013 Annual Meeting, our shareholders approved the AIG 2013 Omnibus Incentive Plan, which is designed to allow for the issuance of awards that satisfy the “performance-based compensation” exception under Section 162(m), and the Committee intends that short-term and long-term incentives awarded to covered employees for 2015 qualify for this exception.

Accordingly, separate from determining 2015 short- and long-term incentive opportunities, in the first quarter of 2015, the Committee established performance criteria and set one percent of Normalized Insurance Company PTOI, as defined in Appendix B, as the Section 162(m) compliant maximum for 2015 short- and long-term incentives awarded to each individual covered employee, including the named executives. This limit does not serve as a basis for the Committee’s compensation decisions for our named executives, but rather provides for the maximum amount of tax deductible 2015 short- and long-term incentive compensation that the Committee can award to the covered employee, with the Committee retaining the discretion to pay less than the maximum. Once the maximum amount is established, the qualifying performance-based compensation for each covered employee is delivered through the 2015 short-term incentive and long-term incentive programs. If the total amount earned under these programs is less than the maximum deductible amount, the Committee will pay only the amount earned.

The Committee retains the ability to pay compensation that exceeds $1 million and does not constitute qualifying performance-based compensation when it determines that such payments are in the best interests of AIG and our shareholders. The Committee believes that retaining the flexibility to attract, retain and motivate our employees with a compensation program that supports long-term value creation, even though some compensation awards may not be deductible, is in the best interests of our shareholders.

Non-GAAP Financial Measures

Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. See Appendix B to this Proxy Statement for an explanation of how these measures are calculated from our audited financial statements.

Conclusion

Our 2015 compensation program reflects our continued commitment to comprehensive pay-for-performance standards throughout AIG. We believe our compensation program properly motivates our employees and appropriately rewards them for their efforts to balance profit, growth and risk, and create value for our shareholders.

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2015 COMPENSATION

Summary Compensation Table

The following tables contain information with respect to AIG’s named executives. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers, who each served through the end of 2015, as well as an additional individual who served as an executive officer during part of 2015.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value(4)	All Other Compensation(5)	Total
Peter D. Hancock	2015	$1,661,538	$0		$8,231,460	$2,496,000	$59,759	$49,218	$12,497,975
Chief Executive Officer	2014	$1,426,923	$0		$7,011,108	$3,497,334	$73,751	$55,312	$12,064,428
	2013	$1,471,154	$0		$4,562,843	$3,500,000	$52,252	$61,941	$9,648,190
David L. Herzog	2015	$1,038,462	$0		$4,015,335	$1,560,000	$28,172	$41,405	$6,683,374
Executive Vice President	2014	$1,000,000	$0		$3,935,432	$2,440,000	$271,673	$48,000	$7,695,105
and Chief Financial Officer	2013	$988,346	$0		$3,687,129	$2,260,000	$0	$36,737	$6,972,212
William N. Dooley	2015	$1,038,462	$0		$4,015,335	$1,560,000	$906,942	$70,824	$7,591,563
Executive Vice President	2014	$1,000,000	$0		$3,935,432	$2,440,000	$1,388,757	$67,996	$8,832,185
	2013	$987,308	$0		$3,687,129	$2,400,000	$0	$43,666	$7,118,103
Philip Fasano	2015	$1,038,462	$4,400,000	(6)	$1,606,091	$1,092,000	$10,665	$250,471	$8,397,689
Executive Vice President—
Chief Information Officer
Kevin T. Hogan	2015	$1,038,462	$1,150,000	(7)	$3,613,812	$1,482,000	$12,995	$620,888	$7,918,157
Executive Vice President—	2014	$903,846	$1,300,000	(7)	$3,517,171	$2,058,750	$338,113	$895,534	$9,013,414
Consumer

Former Executive Officer
John Q. Doyle	2015	$1,038,462	$0		$4,266,309	$1,755,000	$126,289	$46,316	$7,232,376
Former Executive Vice	2014	$925,769	$0		$4,142,265	$2,356,125	$776,676	$42,355	$8,243,190
President

Footnotes to 2015 Summary Compensation Table

(1)	Amounts for 2015 reflect an additional pay period for all U.S. salaried employees due to our bi-weekly payroll calendar.

(2)	2015 Amounts. The amounts represent the grant date fair value of PSUs granted for the 2015–2017 performance period under the 2015 AIG Long-Term Incentive (2015 LTI) award based on target performance determined in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value would be: Hancock—$12,993,187; Herzog—$6,338,110; Dooley—$6,338,110; Fasano—$2,535,176; Hogan—$5,704,344; and Doyle—$6,734,291. All amounts are subject to clawback under the AIG Clawback Policy.

2014 Amounts. The amounts represent the grant date fair value of PSUs granted for the 2014–2016 performance period under the 2014 AIG Long-Term Incentive (2014 LTI) award based on target performance determined in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value would be: Hancock—$10,351,704; Herzog—$5,882,089; Dooley—$5,882,089; Hogan—$5,288,877; and Doyle—$6,241,865. All amounts are subject to clawback under the AIG Clawback Policy.

2013 Amounts. The amounts represent the grant date fair value of PSUs granted for the 2013–2015 performance period under the 2013 AIG Long-Term Incentive (2013 LTI) award based on target performance determined in accordance with FASB ASC Topic 718. At the maximum level of performance, the grant date fair value would be: Hancock—$7,341,478; Herzog—$5,932,483; and Dooley—$5,932,483. All amounts are subject to clawback under the AIG Clawback Policy. In the first quarter of 2016, the Committee certified the results for the 2013–2015 performance period and determined the actual earned 2013 LTI awards for each named executive. See “—Compensation Discussion and Analysis—Adjudication of 2013 Long-Term Incentive Awards” for further information.

Calculation. The amount shown for the awards granted by AIG was calculated using the assumptions described in Note 19 to the Consolidated Financial Statements included in AIG’s 2015 Annual Report on Form 10-K (for awards granted in 2015), Note 21 to the Consolidated Financial Statements included in AIG’s 2014 Annual Report on Form 10-K (for awards granted in 2014) and Note 20 to the Consolidated Financial Statements included in AIG’s 2013 Annual Report on Form 10-K (for awards granted in 2013).

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(3)	2015 Amounts. The amounts represent the full amount of the awards earned under the AIG Annual Short-Term Incentive Plan for 2015 performance. 50 percent of the award was paid in March 2016 and payment of the remaining 50 percent of the award is deferred until March 2017. 100 percent of the award was fully vested at the time of the first payment, and all amounts are subject to clawback under the AIG Clawback Policy.

2014 Amounts. The amounts represent the full amount of the awards earned under the AIG Annual Short-Term Incentive Plan for 2014 performance. 50 percent of the award was paid in March 2015 and the remaining 50 percent of the award was paid in March 2016. 100 percent of the award was fully vested at the time of the first payment, and all amounts are subject to clawback under the AIG Clawback Policy.

2013 Amounts. The amounts represent the full amount of the awards earned under the AIG 2013 Short-Term Incentive Plan for 2013 performance. 50 percent of the award was paid in March 2014 and the remaining 50 percent of the award was paid in March 2015. 100 percent of the award was fully vested at the time of the first payment. All amounts are subject to clawback under the AIG Clawback Policy.

(4)	The amounts in this column do not represent amounts that were paid to the named executives. Rather, the amounts represent the total change of the actuarial present value of the accumulated benefit under AIG’s defined benefit (pension) plans, including the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP and/or the American General Corporation Supplemental Executive Retirement Plan, as applicable. These plans are described in “—Post-Employment Compensation—Pension Benefits.”

For 2013, Mr. Herzog had a negative change in pension value of $24,779 and Mr. Dooley had a negative change in pension value of $11,782 because, although each of them actually accrued additional pension benefits for 2013, there was an increase in the discount rate in 2013 that resulted in a decrease in the present values, which more than offset the additional benefit accrued in 2013.

While AIG was subject to the Troubled Asset Relief Program (TARP) restrictions on executive compensation, there was a freeze on future benefit accruals with regard to the benefits provided under the Non-Qualified Retirement Plan and the SERP. Benefit accruals in these plans ceased on October 22, 2009 for Mr. Herzog and on December 11, 2009 for Messrs. Dooley and Doyle. Because the TARP restrictions ceased to apply to AIG as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan and the SERP ended and benefit accruals commenced again under these plans after this date. In addition, benefit accruals commenced after December 14, 2012 for Mr. Hancock under the Non-Qualified Retirement Plan, as he had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze. Mr. Fasano began to participate in the Qualified and Non-Qualified Retirement Plans on November 1, 2015, after he completed one year of service with AIG. Mr. Hogan had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and in accordance with the terms of these plans, benefit accruals commenced under the Qualified and Non-Qualified Retirement Plans when he rejoined AIG on October 14, 2013.

(5)	Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive in 2015.

Perquisites

Name	Personal Use of Company Pool Cars(a)	Financial, Tax and Legal Planning(b)	Relocation Expenses(c)	Other(d)	Total
Peter D. Hancock	$17,966	$0	—	$14,782	$32,748
David L. Herzog	$24,935	$0	—	$0	$24,935
William N. Dooley	$30,117	$17,737	—	$6,500	$54,354
Philip Fasano	$4,489	$0	$112,911	$145	$117,545
Kevin T. Hogan	$18,969	$7,400	—	$1,040	$27,409

Former Executive Officer
John Q. Doyle	$23,346	$0	—	$6,500	$29,846

(a)	Includes the incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.

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(b)	Incremental costs related to financial, tax and legal planning represent AIG’s direct expenditures. For Mr. Hogan, represents reimbursement of tax preparation services related to his prior international assignment that ended in 2014.

(c)	For Mr. Fasano, represents temporary living expenses related to his relocation, including utilities and rent.

(d)	Includes personal travel, meals and entertainment for certain named executives and spouses and, for certain named executives, the cost of an annual medical examination paid for by the company.

Other Benefits. This column also includes life insurance premiums paid for the benefit of the named executives. All named executives are covered under the AIG Basic Group Life Insurance Plan. For group life insurance, the 2015 company-paid costs were: Hancock—$570; Herzog—$570; Dooley—$570; Fasano—$570; Hogan—$570; and Doyle—$570.

This column also includes matching contributions by AIG under its 401(k) plan. These matching contributions include the following amounts in 2015: Hancock—$15,900; Herzog—$15,900; Dooley—$15,900; Fasano—$15,900; Hogan—$15,900; and Doyle—$15,900. See “—Post-Employment Compensation—Nonqualified Deferred Compensation” for additional details.

For Mr. Fasano, this column also includes $116,456 representing the reimbursement of taxes owed on his temporary living expenses described above. For Mr. Hogan, for 2015 this column also includes $577,009 representing tax equalization payments related to his prior international assignment described above.

AIG maintains a policy of directors and officers liability insurance for the directors and officers of AIG and its subsidiaries. The premium for this policy for the year ended September 22, 2015 was approximately $20 million and for the year ending September 22, 2016 was approximately $16 million.

(6)	Represents a one-time payment of $3,400,000 paid in March 2015 in consideration of compensation foregone by Mr. Fasano from his former employer and the first installment of Mr. Fasano’s transition award in the amount of $1,000,000 received in January 2015. Each payment was made pursuant to Mr. Fasano’s offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

(7)	Represents the first and second installments of Mr. Hogan’s transition award paid in April 2014 and April 2015, respectively. Each payment was made pursuant to Mr. Hogan’s offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

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2015 Grants of Plan-Based Awards

Total 2015 Grants. The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2015.

2015 Grants of Plan-Based Awards

Name	Grant Date	Board Action Date	Estimated Possible Payouts Under Non-Equity Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Performance Share Units)(2)			All Other Stock Awards (# of AIG Shares)	Grant Date Fair Value of Equity Awards ($)(3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Peter D. Hancock
2015 STI	03/11/15		$0	$3,200,000	$4,800,000	—	—	—	—	—
2015 LTI	03/18/15	03/11/15	—	—	—	76,765	153,529	230,294	—	$8,231,460
David L. Herzog
2015 STI	02/19/15		$0	$2,000,000	$3,000,000	—	—	—	—	—
2015 LTI	03/18/15		—	—	—	37,446	74,892	112,338	—	$4,015,335
William N. Dooley
2015 STI	02/19/15		$0	$2,000,000	$3,000,000	—	—	—	—	—
2015 LTI	03/18/15		—	—	—	37,446	74,892	112,338	—	$4,015,335
Philip Fasano
2015 STI	02/19/15		$0	$1,400,000	$2,100,000	—	—	—	—	—
2015 LTI	03/18/15		—	—	—	14,978	29,956	44,934	—	$1,606,091
Kevin T. Hogan
2015 STI	02/19/15		$0	$1,900,000	$2,850,000	—	—	—	—	—
2015 LTI	03/18/15		—	—	—	33,702	67,403	101,105		$3,613,812

Former Executive Officer
John Q. Doyle
2015 STI	02/19/15		$0	$2,250,000	$3,375,000	—	—	—	—	—
2015 LTI	03/18/15		—	—	—	39,787	79,573	119,360	—	$4,266,309

(1)	Amounts shown reflect the range of possible cash payouts under the AIG Annual Short-Term Incentive Plan for 2015 performance. Actual amounts earned, as determined by the Committee in the first quarter of 2016, are reflected in the 2015 Summary Compensation Table under Non-Equity Incentive Plan Compensation. For more information on the 2015 short-term incentive awards, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—Compensation Structure—Direct Compensation Components—Short-Term Incentive.”

(2)	Amounts shown reflect the potential range of PSUs that may be earned under the 2015 LTI awards. Actual amounts earned are based on achieving relative TSR and relative final credit default swap spread over the 2015–2017 performance period. Results will be certified by the Committee in the first quarter of 2018. For more information on the 2015 LTI awards, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—Compensation Structure—Direct Compensation Components—Long-Term Incentive.” Holders of PSUs earned under the 2015 LTI awards are also entitled to dividend equivalent rights in the form of additional PSUs beginning with the first dividend record date following the PSU grant date, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered.

(3)	Amounts shown represent the grant date fair value of the PSU awards for the 2015–2017 performance period determined in accordance with FASB ASC Topic 718 using the assumptions presented in Note 19 to the Consolidated Financial Statements in AIG’s 2015 Annual Report on Form 10-K.

HOLDINGS OF AND VESTING OF PREVIOUSLY AWARDED EQUITY

Outstanding Equity Awards at December 31, 2015

Equity-based awards held at the end of 2015 by each named executive were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under AIG’s time-vested equity and option awards will be delivered under the 2013 Omnibus Incentive Plan, 2010 Stock Incentive Plan, 2007 Stock Incentive Plan, AIG’s Amended and Restated 2002 Stock Incentive Plan or AIG’s Amended and Restated 1999 Stock Option Plan, as applicable. Also included in outstanding equity-based awards are grants historically made by Starr International Company, Inc. (SICO) under a series of two-year Deferred Compensation Profit Participation Plans (the SICO Plans).

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The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2015.

Outstanding Equity Awards at December 31, 2015

						Stock Awards
	Option Awards(1)					Unvested (No Longer Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
Name	Year Granted(1)	Number Exercisable	Exercise Price	Expiration Date	Plan(2)(3)	Number	Market Value(2)(3)	Number	Market Value(2)
Peter D. Hancock	—	—	—	—	2015 LTI			232,905	$14,433,123
					2014 LTI			208,812	$12,940,080
					2013 LTI	190,334	$11,794,998

					Total			441,717	$27,373,203

David L. Herzog	2007	1,749	$1,140.99	12/13/2017	2015 LTI			113,612	$7,040,536
	2006	1,499	$1,420.00	12/11/2016	2014 LTI			122,824	$7,611,403
					2013 LTI	153,804	$9,531,234
					SICO Plans	729	$45,176

					Total	154,533	$9,576,410	236,436	$14,651,939

William N. Dooley	2007	2,499	$1,140.99	12/13/2017	2015 LTI			113,612	$7,040,536
	2006	2,499	$1,420.00	12/11/2016	2014 LTI			122,824	$7,611,403
					2013 LTI	153,804	$9,531,234
					SICO Plans	6,957	$431,125

					Total	160,761	$9,962,359	236,436	$14,651,939

Philip Fasano	—	—	—	—	2015 LTI			45,443	$2,816,103
					2014 LTI			116,278	$7,205,748

					Total			161,721	$10,021,851

Kevin T. Hogan	—	—	—	—	2015 LTI			102,250	$6,336,433
					2014 LTI			108,747	$6,739,052
					2013 LTI	98,966	$6,132,923

					Total			210,997	$13,075,485

Former Executive Officer
John Q. Doyle	2007	999	$1,140.99	12/13/2017	2015 LTI			120,712	$7,480,523
	2006	749	$1,420.00	12/11/2016	2014 LTI			127,658	$7,910,966
					2013 LTI	128,332	$7,952,734
					SICO Plans	1,245	$77,153

					Total	129,577	$8,029,887	248,370	$15,391,489

(1)	None of the named executives has received options since 2008. All previously granted options had four-year pro-rata vesting schedules. All outstanding options were exercisable and have an exercise price equal to the closing sale price of AIG Common Stock on the NYSE on the date of grant.

(2)	All 2015 LTI awards and 2014 LTI awards are shown at maximum payout and all 2013 LTI awards are shown at actual amounts earned, in each case using the closing sale price of AIG Common Stock on the NYSE on December 31, 2015 of $61.97 per share. Actual amounts earned for the 2013 LTI awards were determined by the Committee in the first quarter of 2016. See “—Compensation Discussion and Analysis—Adjudication of 2013 Long-Term Incentive Awards” for further information. 2015 LTI award amounts also include additional PSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered. Whether the 2015 or 2014 LTI awards (and, for the 2015 LTI awards, related dividend equivalents) will be earned at the level shown, or a different level, or at all depends on AIG performance against plan metrics over a three-year performance period. Once earned, all 2015 LTI awards (including related dividend equivalents) to named executives will vest one-third on the first day of January in each of 2018, 2019 and 2020, and all 2014 LTI awards to named executives will vest one-third on the first day of January in each of 2017, 2018 and 2019. One-third of the earned 2013 LTI awards vested on January 1, 2016 and the remaining two-thirds will vest one-third on the first day of January in each of 2017 and 2018.

(3)

Prior to 2005, key employees participated in the SICO Plans. The original SICO plan came into being in 1975. Participation in the SICO Plans by any person, and the extent of such participation, was at the sole discretion of SICO’s Board of Directors. SICO is responsible for issuing cash or AIG Common Stock under the SICO

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Plans when required; AIG has made no payments under these plans, although AIG records the expense attributable to these plans in its financial statements. In 2005, AIG took steps to protect the interests of AIG’s current employees with respect to these benefits. AIG agreed, subject to certain conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees of AIG and its subsidiaries under the SICO Plans.

Shares that have been contingently allocated to named executives under the SICO Plans will not be paid until age 65 and generally are subject to forfeiture on earlier termination of employment. SICO’s Board of Directors has the authority to reinstate a payout right and may permit early payout of shares. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares.

Under certain of the SICO Plans, if a participating named executive continues to be employed by AIG at the end of the eighth year after units were granted and had not yet reached age 65, he was contingently allocated additional shares equal to 20 percent of the shares initially allocated. The contingent allocations are included in this table.

Market value is based on the closing sale price of AIG Common Stock on the NYSE on December 31, 2015 of $61.97 per share.

Vesting of Stock-Based Awards During 2015

The following table sets forth the amounts realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2015. There were no options exercised in 2015 by any of the named executives.

2015 Vesting of Stock-Based Awards

	Stock-Based Awards Vested in 2015
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Peter D. Hancock(1)	14,306	$860,220
David L. Herzog(2)	15,322	$921,312
William N. Dooley	—	—
Philip Fasano	—	—
Kevin T. Hogan	—	—

Former Executive Officer
John Q. Doyle(3)	17,883	$1,075,305

(1)	Represents 14,306 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (based on the value of the underlying shares of AIG Common Stock on the vesting date, December 17, 2015).

(2)	Represents 15,322 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (based on the value of the underlying shares of AIG Common Stock on the vesting date, December 17, 2015).

(3)	Represents 17,883 shares underlying vested TARP RSUs granted on December 17, 2012 that were settled in cash (based on the value of the underlying shares of AIG Common Stock on the vesting date, December 17, 2015).

POST-EMPLOYMENT COMPENSATION

Pension Benefits

AIG maintains tax-qualified and nonqualified defined benefit (pension) plans providing retirement benefits for employees. Participants in the tax-qualified pension plan vest in and receive their benefits based on length of service. Participants in the non-qualified pension plans vest in and receive these benefits based on their age and length of service. Employees of AIG and its subsidiaries who are paid on a U.S. dollar payroll and are citizens of the United States, or non-citizens working in the United States, are covered under the Qualified Retirement Plan. Participants whose formula benefit is restricted from being fully paid from the Qualified Retirement Plan due to

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IRS limits on compensation and benefits, including the named executives, are eligible to participate in the Non-Qualified Retirement Plan. Of the named executives, only Mr. Dooley participates and has a benefit under the SERP, and Mr. Herzog has a benefit under the American General Corporation Supplemental Executive Retirement Plan (AGC Retirement Plan).

Effective January 1, 2016, benefit accruals under the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP were frozen. As a result, the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP were closed to new participants, and current participants can no longer accrue additional benefits after December 31, 2015. However, interest credits continue to accrue on existing cash balance accounts, and participants also continue to earn service credits for purposes of vesting and early retirement eligibility subsidies as they continue to work for AIG. In addition, Mr. Herzog’s benefit under the AGC Retirement Plan vested, and his age 65 accrued benefit was frozen, following the acquisition of the American General Corporation on August 29, 2001. His benefit under the AGC Retirement Plan is for service accrued to December 31, 2002.

While AIG was subject to the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan ceased on October 22, 2009 for Mr. Herzog and on December 11, 2009 for Messrs. Dooley and Doyle. Benefit accruals in the SERP ceased on December 11, 2009 for Mr. Dooley. Because the TARP restrictions ceased to apply as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan and SERP ended and benefit accruals commenced again under these plans after this date. In addition, benefit accruals commenced for Mr. Hancock under the Non-Qualified Retirement Plan, as he had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the freeze. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in 2008. Pursuant to the terms of these plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in 2013, benefit accruals commenced immediately under the Qualified Retirement Plan and the Non-Qualified Retirement Plan for Mr. Hogan. Mr. Fasano was hired on October 20, 2014 and benefit accruals under the Qualified Retirement Plan and the Non-Qualified Retirement Plan commenced on November 1, 2015, after he completed one year of service with AIG.

The benefit formula under the Qualified Retirement Plan and the Non-Qualified Retirement Plan was converted effective April 1, 2012 from a final average pay formula to a cash balance formula comprised of pay credits, calculated based on 6 percent of a plan participant’s annual pensionable compensation (subject to IRS limitations, on qualified plans ($265,000 in 2015) and annual interest credits (3.04 percent in 2015)).

The definition of pensionable compensation under the cash balance formula is different from the definition used in the final average pay formula. Effective April 1, 2012, pensionable compensation under the cash balance formula includes base salary, commissions, overtime and annual short-term incentive awards. The Qualified Retirement Plan was subject to IRS compensation limits and the Non-Qualified Retirement Plan was subject to an annual compensation limit of $1,050,000 in 2015.

The final average pay formula and definition of pensionable compensation did not change under the Qualified Retirement Plan or the Non-Qualified Retirement Plan for employees whose age plus credited service as of March 31, 2012 equaled 65 or greater and who had at least five years of credited service in the Qualified Retirement Plan as of that date. Messrs. Dooley and Doyle meet these requirements. For purposes of the Qualified Retirement Plan, Non-Qualified Retirement Plan and the SERP, each final average pay formula has been based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards. However, as a result of the freeze to benefit accruals effective January 1, 2016 to the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP, each final average pay formula is based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service through December 31, 2015. These participants will receive a benefit under the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. The Non-Qualified Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits. The Qualified Retirement Plan and Non-Qualified Retirement Plan final average pay formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service

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accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

Participants in the Qualified Retirement Plan are vested after three years of service and participants in the Non-Qualified Retirement Plan are vested once they attain age 60 with five or more years of service or age 55 with 10 or more years of service.

Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 through December 31, 2015 can be paid only in a lump sum.

The SERP continues to provide participants annuity options under its final average pay formula. The SERP’s final average pay formula provides a benefit equal to 2.4 percent times average final pay for each year of credited service up to 25 years through December 31, 2015, reduced by the monthly benefits payable from the Non-Qualified Retirement Plan, the Qualified Retirement Plan, Social Security and any predecessor plan or foreign deferred compensation plan sponsored by AIG.

Early retirement benefits. Each of the domestic pension plans provides for reduced early retirement benefits. These benefits are available to all vested participants in the Qualified Retirement Plan. The Non-Qualified Retirement Plan provides reduced early retirement benefits to participants who have reached age 55 with ten or more years of service or to participants who have reached age 60 with five or more years of service. The early retirement reduction factors in the Non-Qualified Retirement Plan are based upon age as of the retirement date and years of credited service excluding the TARP-related freeze period. The SERP provides reduced early retirement benefits to participants beginning at age 60 with five or more years of service, or to participants who have reached age 55 with ten or more years of credited service, except that the Committee must approve payment for eligible participants retiring before age 60.

In the case of early retirement, participants in the SERP will receive the SERP formula benefit reduced by 3, 4 or 5 percent (depending on age and years of credited service at retirement excluding the TARP-related freeze period) for each year that retirement precedes age 65. Participants in the Qualified Retirement Plan and the Non-Qualified Retirement Plan under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by a further amount in the same manner described with respect to the SERP except that there is no exclusion of service for the TARP-related freeze period under the Qualified Retirement Plan. Participants in the Qualified Retirement Plan, Non-Qualified Retirement Plan and the SERP will continue to receive service credit on and after the January 1, 2016 freeze date in determining age and length of service for early retirement subsidies and vesting purposes. Participants in the Qualified Retirement Plan with at least three years of service to AIG have a vested reduced retirement benefit pursuant to which, in the case of termination of employment prior to reaching age 65, such participants may elect to receive a reduced early retirement benefit commencing at any date between their date of termination and age 65. Participants in the Qualified Retirement Plan may choose to receive a lump sum payment or an annuity option upon normal or early retirement. Participants in the Non-Qualified Retirement Plan must receive the benefit accrued through March 31, 2012 in the form of an annuity and the benefit accrued on and after April 1, 2012 through December 31, 2015 in a lump sum. The SERP participants can elect an annuity option only and may not choose to receive the benefit in a lump sum.

Death and disability benefits. Each of the domestic pension plans also provides for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan will generally equal the participant’s lump sum benefit or cash balance account. In the case of death, the SERP provides a participant who has at least five years of service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, which may be reduced based on the age of the surviving spouse.

Under the Qualified Retirement Plan and the Non-Qualified Retirement Plan, prior to the January 1, 2016 freeze date, participants who became disabled and received payments under AIG’s long-term disability plan, and whose benefit was determined under the final average pay formula, continued to accrue credited service, and participants whose benefit was determined under the cash balance formula continued to receive interest and pay credits to their cash balance account, for a maximum of three additional years. On and after the January 1, 2016

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freeze date, participants who receive payments under AIG’s long-term disability plan continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account, for a maximum of three additional years. Under the SERP, participants do not accrue credited service during that time.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Non-Qualified Retirement Plan and the SERP is reduced by amounts payable under the Qualified Retirement Plan, and participants in both the Non-Qualified Retirement Plan and the SERP may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Non-Qualified Retirement Plan and the Qualified Retirement Plan.

2015 pension benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65. However, it is important to note that the benefits shown for the named executives are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years. As of year-end 2015, Messrs. Dooley and Herzog were eligible for early retirement benefits under the Non-Qualified Retirement Plan, but Messrs. Hancock, Doyle, Fasano and Hogan were not yet eligible for early retirement benefits under that plan. Mr. Dooley was eligible for early retirement benefits under the SERP. Mr. Dooley elected to commence his early retirement benefits under the Qualified Retirement Plan effective January 1, 2016. In addition, he elected to commence his Non-Qualified Retirement Plan and SERP benefits with commencement of these benefits delayed six months as required under Section 409A of the Code.

AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than credit for prior service by Mr. Herzog to American General Corporation (as required by Code regulations applicable to plans assumed in acquisitions).

2015 Pension Benefits

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2015
Peter D. Hancock	Qualified Retirement Plan	5.333	$104,864	$0
	Non-Qualified Retirement Plan	3.000	$134,737	$0

	Total		$239,601	$0

David L. Herzog	Qualified Retirement Plan	15.917	$389,467	$0
	Non-Qualified Retirement Plan	12.750	$656,908	$0
	AGC Retirement Plan	2.917	$171,544	$0

	Total		$1,217,919	$0

William N. Dooley	Qualified Retirement Plan	30.750	$1,172,360	$0
	Non-Qualified Retirement Plan	27.750	$3,646,771	$0
	SERP	25.000	$1,901,461	$0

	Total		$6,720,592	$0

Philip Fasano	Qualified Retirement Plan	0.167	$4,386	$0
	Non-Qualified Retirement Plan	0.167	$6,279	$0

	Total		$10,665	$0

Kevin T. Hogan	Qualified Retirement Plan	25.917	$566,845	$0
	Non-Qualified Retirement Plan	25.917	$711,303	$0

	Total		$1,278,148	$0

Former Executive Officer
John Q. Doyle	Qualified Retirement Plan	29.083	$733,508	$0
	Non-Qualified Retirement Plan	26.083	$2,061,463	$0

	Total		$2,794,971	$0

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(1)	The named executives had the following years of service with AIG as of December 31, 2015: Mr. Hancock—5.916; Mr. Herzog—14.417; Mr. Dooley—37.5; Mr. Fasano—1.25; Mr. Hogan—26.5; and Mr. Doyle—29.666.

Mr. Hancock. Mr. Hancock had fewer years of credited service than actual service under the Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Hancock became a participant in the Qualified Retirement Plan effective March 1, 2011 after he completed one year of service with AIG with service credited retroactive to September 1, 2010. Mr. Hancock began accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period.

Mr. Herzog. Mr. Herzog participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. Under both of these plans, Mr. Herzog received credit for his service retroactive to his date of hire at American General Corporation, which was acquired by AIG in August 2001. Under the Qualified Retirement Plan, Mr. Herzog had more years of credited service than actual service because that plan provided credit for years of employment with American General Corporation before its acquisition by AIG.

Under the Non-Qualified Retirement Plan, Mr. Herzog’s credited service is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. Mr. Herzog began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following December 14, 2012, the end of AIG’s TARP restrictions period, and resumed accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013.

Mr. Herzog’s benefit under the AGC Retirement Plan was frozen at December 31, 2002.

Mr. Dooley. Mr. Dooley had fewer years of credited service than actual service under the Qualified Retirement Plan and Non-Qualified Retirement Plan, because he did not enter the plans immediately upon eligibility. Mr. Dooley had fewer years of credited service than actual service under the SERP because credited service is capped at 25 years under this plan. Mr. Dooley’s credited service under the Non-Qualified Retirement Plan is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. He participates in the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. He resumed accruing credited service under the final average pay formula for both the Non-Qualified Retirement Plan and SERP on January 1, 2013, the first month following the December 14, 2012 end of AIG’s TARP restrictions period.

Mr. Fasano. Mr. Fasano had fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these plans. Mr. Fasano became a participant in the Qualified Retirement Plan and the Non-Qualified Retirement Plan effective November 1, 2015 after he completed one year of service with AIG. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula.

Mr. Hogan. Mr. Hogan had fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 4, 1984 to November 5, 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his initial resignation. Upon his rehire on October 14, 2013, benefit accruals commenced immediately under the Qualified and Non-Qualified Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of these Plans, was recognized for vesting and eligibility purposes. Mr. Hogan’s credited service under the Non-Qualified Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable.

Mr. Doyle. Mr. Doyle had fewer years of credited service than actual service under the Qualified Retirement Plan because at the time he was hired, employees were required to wait a year after commencing

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employment with AIG before becoming participants in this plan and received credit for service retroactive to six months of employment. Mr. Doyle’s credited service under the Non-Qualified Retirement Plan is less than his credited service under the Qualified Retirement Plan due to the freeze on service accrual in the Non-Qualified Retirement Plan. He participates in the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. He resumed accruing credited service under the final average pay formula for the Non-Qualified Retirement Plan on January 1, 2013, the first month following the December 14, 2012 end of AIG’s TARP restrictions period.

(2)	The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2015 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Qualified Retirement Plan, the Non-Qualified Retirement Plan and the SERP are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 20 to the Consolidated Financial Statements included in AIG’s 2015 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 4.32 percent for the Qualified Retirement Plan. The discount rate assumption is 4.27 percent for the Non-Qualified Retirement Plan, 4.34 percent for the SERP and 4.09 percent for the AGC Retirement Plan. The mortality assumptions are based on the RP-2014 annuitant white collar mortality table projected using the AIG improvement scale.

As a result of the TARP restrictions on executive compensation, benefit accruals in the Non-Qualified Retirement Plan ceased on October 22, 2009 for Mr. Herzog and on December 11, 2009 for Messrs. Dooley and Doyle; and benefit accruals in the SERP ceased on December 11, 2009 for Mr. Dooley. Messrs. Hancock, Herzog, Fasano, Hogan and Doyle do not participate in the SERP. The TARP-related freeze on benefit accruals in the Non-Qualified Retirement Plan and SERP ended on December 14, 2012. Messrs. Fasano and Hogan were not employed by AIG during the TARP-related freeze period, and Mr. Hancock did not begin accruing pay credits under the Non-Qualified Retirement Plan until December 14, 2012. We are not permitted to restore service for benefit accruals for the length of time during which these executives were subject to the TARP-related freeze.

The Non-Qualified Retirement Plan and SERP benefits for these participants, if eligible, are equal to the lesser of the frozen Non-Qualified Retirement Plan and SERP benefit (excluding service and earnings during the period in which benefit accruals were frozen due to the TARP restrictions) or the Non-Qualified Retirement Plan and SERP benefit without taking into account the TARP-related freeze on service accrual. Vesting is determined in the Non-Qualified Retirement Plan and the SERP based on age and years of service as of the executive’s actual retirement date. Early retirement reduction factors are based on age at the executive’s actual retirement date and years of credited service excluding credited service during the period in which benefit accruals were frozen due to the TARP restrictions. Participants will continue to receive service credit on and after the January 1, 2016 freeze date in determining age and length of service for both vesting and early retirement subsidies.

Mr. Herzog. Mr. Herzog’s AGC Retirement Plan benefit was frozen as of December 31, 2002 following AIG’s acquisition of American General Corporation.

Nonqualified Deferred Compensation

In 2008, AIG paid out the entire account balances of most participants and terminated future participation in a number of its nonqualified deferred compensation plans, including the Supplemental Incentive Savings Plan (SISP), which allowed employees to contribute to deferred compensation accounts above the 401(k) annual limit, and the Executive Deferred Compensation Plan (EDCP), in which designated key employees were eligible to participate. However, for certain current and former employees on December 31, 2008, including participating named executives, payments of account balances were not accelerated. Mr. Dooley participated in the SISP and Mr. Herzog participated in the EDCP. In addition, Mr. Herzog participated in the American General Supplemental Thrift Plan (AG Supplemental Thrift Plan) as a result of his employment by American General Corporation prior to its acquisition by AIG.

Supplemental Incentive Savings Plan. Participants in the SISP were able to defer cash compensation up to a maximum of $11,500 per year. Amounts deferred under the SISP were credited with earnings based on the returns of a number of mutual funds. In 2015, based on the performance of these funds, Mr. Dooley experienced a return of approximately 0.1 percent. Mr. Dooley elected to commence his early retirement benefits effective January 1, 2016, and since he had previously elected a lump sum payment of his SISP account balance upon

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termination of employment, he will receive this lump sum payment credited with earnings or losses based upon performance of the funds, after a six month delay required under Section 409A of the Code. All funds available for selection under the SISP were also available for selection under AIG’s 401(k) plan. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with each participant’s prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment.

Executive Deferred Compensation Plan. Participants in the EDCP were able to defer cash compensation up to a maximum of $300,000 per year. Amounts deferred under the EDCP were credited with earnings based on the returns of a small number of mutual funds. In 2015, based on the performance of these funds, Mr. Herzog experienced a return of approximately 0.1 percent. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment.

Stock Salary. Stock Salary took the form of regular, bi-weekly or semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date was based on the dollar value of the Stock Salary earned over the period since the preceding grant date. Each grant of Stock Salary was subject to transfer or payment restrictions for a multi-year period.

Stock Salary awards, as well as balances under the other plans in which the named executives participated, are detailed in the following table.

2015 Nonqualified Deferred Compensation

Name	Executive Contributions	AIG Contributions	Aggregate Earnings(1)(2)	Distributions	Aggregate Balance at Year-End 2015
Peter D. Hancock
2012 Stock Salary(1)	$0	$0	$201,832	$0	$0
David L. Herzog
EDCP	$0	$0	$546	$0	$593,823
AG Supplemental Thrift Plan	$0	$0	$928	$0	$22,428	(3)
2012 Stock Salary(1)	$0	$0	$183,787	$0	$0

Total					$616,251
William N. Dooley
SISP	$0	$0	$41	$0	$31,827
2012 Stock Salary(1)	$0	$0	$215,270	$0	$0

Total					$31,827

Philip Fasano	$0	$0	$0	$0	$0

Kevin T. Hogan	$0	$0	$0	$0	$0

Former Executive Officer
John Q. Doyle
2012 Stock Salary(1)	$0	$0	$118,301	$0	$0

(1)	From 2009 to 2012, AIG maintained a program of regular bi-weekly or semi-monthly grants of vested stock or units generally referred to as “Stock Salary” that remained subject to transfer or payment restrictions over a multi-year period. Stock Salary for Messrs. Hancock, Herzog, Dooley and Doyle was subject to transfer restrictions from one to three years from the date of grant. 2012 Stock Salary represents the remaining third tranche that was subject to restrictions until the applicable delivery date in 2015. As reflected in the Balance column above, there was no Stock Salary outstanding as of December 31, 2015.

2012 Stock Salary was granted in restricted shares of AIG Common Stock or units based on AIG Common Stock. Holders of unit-based Stock Salary, including all of the recipient named executives, were entitled to certain dividend equivalents under the terms of their awards. For 2012 Stock Salary, RSUs outstanding on a dividend record date entitled the holder to a cash dividend equivalent equal to the dividend per share, multiplied by the number of RSUs outstanding on the dividend record date. Dividend equivalent amounts resulting from 2015 dividend payments are included in the Aggregate Earnings (Loss) column for 2012 Stock Salary amounts.

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All of the 2012 Stock Salary for Messrs. Hancock, Herzog and Dooley was previously reported in the 2012 Summary Compensation Table. Amounts in previous Summary Compensation Tables represent the fair market value at the grant date. All such previously reported awards were delivered as of December 31, 2015.

(2)	For the third tranche of 2012 Stock Salary, represents the earnings or loss accrued from December 31, 2014 through the applicable delivery date. For 2012 Stock Salary, amounts in this column also include dividend equivalents with respect to 2015 dividend payments.

(3)	Represents Mr. Herzog’s balances under the AG Supplemental Thrift Plan and contributions made to this plan prior to AIG’s acquisition of American General Corporation. Mr. Herzog may receive a lump sum distribution from this plan when he terminates employment with AIG and elects a distribution from AIG’s 401(k) plan. This plan provides a return based on Prime plus 1 percent, which resulted in a rate of return of approximately 4.3 percent in 2015.

POTENTIAL PAYMENTS ON TERMINATION

Executive Severance Plan. As previously discussed, AIG maintains the 2012 ESP for AIG executives in grade level 27 or above, including the named executives, and executives who participated in AIG’s prior executive severance plan (Prior Participants).

Severance benefits. The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or by a qualifying executive (including Messrs. Hancock, Herzog, Fasano, Hogan and Doyle) for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants, a participant is generally eligible to receive:

•

For terminations on and after April 1 of the termination year, a pro-rata annual short-term incentive for the year of termination based on the participant’s target amount and actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such short-term incentives are regularly paid to similarly situated active employees; and

•

Severance in an amount equal to the product of a multiplier times the sum of salary and average short-term incentive paid for the preceding three completed calendar years. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. Each of Messrs. Hancock, Herzog, Fasano, Hogan and Doyle is eligible for the higher multipliers.

However, in any event, Prior Participants in grade level 27 or above, which includes Messrs. Hancock, Herzog and Doyle, may not receive less than the severance they would have received under the prior plan. Severance generally will be paid in a lump sum. Participants are entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), a $40,000 payment that may be applied towards such coverage and one year of additional age and service under AIG’s non-qualified pension plans and AIG Medical Plan solely for purposes of determining vesting and eligibility, not benefit accruals. The one year of additional age and service is also used for the purpose of determining eligibility to enroll in retiree medical coverage.

Restrictive covenants. Pursuant to the release of claims that each participant must execute to receive benefits under the 2012 ESP, each participant is generally prohibited from:

•	Engaging in, being employed by, rendering services to or acquiring financial interests in businesses that are competitive with AIG for a period of six months after termination;

•	Interfering with AIG’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•	Soliciting or hiring AIG employees for a period of one year after termination; and

•	Disclosing AIG’s confidential information at any time following termination.

Definitions. Under the 2012 ESP:

•	“Cause” generally means

•

the participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (A) on a misdemeanor charge involving fraud, false statements or

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misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (B) on a felony charge or (C) on an equivalent charge to those in clauses (A) and (B) in jurisdictions which do not use those designations;

•	the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•

the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; or

•	the participant’s material violation of AIG’s codes of conduct or any other AIG policy as in effect from time to time.

•	“Change in Control” generally means

•

individuals who, on the effective date of the 2012 ESP, constitute the Board of Directors of AIG (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•

any person is or becomes a beneficial owner of 50 percent or more of AIG’s voting securities (for this purpose, person is as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

•

consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AIG that results in any person becoming the beneficial owner of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•	a sale of all or substantially all of AIG’s assets; or

•	AIG’s stockholders approve a plan of complete liquidation or dissolution of AIG.

•	“Good Reason” generally means a reduction of more than 20 percent in the participant’s annual target direct compensation.

Treatment of 2013 LTI, 2014 LTI and 2015 LTI Awards. 2013 LTI awards, 2014 LTI awards and 2015 LTI awards were issued under the 2013 Long Term Incentive Plan, which provides for accelerated vesting of outstanding PSUs in certain termination scenarios. In the case of a participant’s involuntary termination without Cause (defined in the same manner as in the 2012 ESP as set forth above), retirement or disability, or if the participant experiences a qualifying resignation after the first year of a performance period (e.g., on or after January 1, 2016 for the 2015–2017 performance period), the participant’s earned PSUs will vest based on actual performance for the whole performance period and be delivered on the normal settlement schedule. Retirement requires attainment of age 60 with five years of service or attainment of age 55 with ten years of service, and a qualifying resignation requires attainment of both (1) age 50 with at least five years of service and (2) age plus years of service equal to at least 60. In the case of a participant’s death during or prior to adjudication for a performance period or involuntary termination without Cause within 24 months following a Change in Control (defined in the same manner as in the 2012 ESP as set forth above) during a performance period, an amount equal to the participant’s target amount of PSUs (unless the Committee determines to use actual performance through the date of the Change in Control) will vest and be delivered to the participant by the later of the end of the calendar year or two and a half months following death or termination.

Quantification of Termination Payments and Benefits. The following table sets forth the compensation and benefits that would have been provided to each of the named executives if he had been terminated on December 31, 2015 under the circumstances indicated (including following a change in control).

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Termination Payments and Benefits for the Named Executive Officers as of December 31, 2015

Name	Annual Short-Term Incentive(1)	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Total
Peter D. Hancock
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,496,000	$8,531,556	$40,000	$0	$0	$30,043,800	$41,111,356
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$20,421,718	$20,421,718
By Executive with Good Reason	$2,496,000	$8,531,556	$40,000	$0	$0	$20,421,718	$31,489,274
Qualifying Termination following a change in control(7)	$2,496,000	$9,998,222	$40,000	$0	$0	$30,043,800	$42,578,022
Death	$3,200,000	$0	$0	$5,817	$0	$26,272,615	$29,478,432
Disability(8)	$2,496,000	$0	$0	$0	$0	$30,043,800	$32,539,800
Retirement	$0	$0	$0	$0	$0	$0	$0
David L. Herzog
By AIG for “Cause”	$0	$0	$0	$39,181	$0	$0	$39,181
By AIG w/o “Cause”	$1,560,000	$5,847,333	$40,000	$39,181	$0	$19,344,369	$26,830,883
By Executive w/o Good Reason	$0	$0	$0	$39,181	$0	$14,650,700	$14,689,881
By Executive with Good Reason	$1,560,000	$5,847,333	$40,000	$39,181	$0	$14,650,700	$22,137,214
Qualifying Termination following a change in control(7)	$1,560,000	$6,466,667	$40,000	$39,181	$0	$19,344,369	$27,450,217
Death	$2,000,000	$0	$0	$0	$0	$16,296,995	$18,296,995
Disability(8)	$1,560,000	$0	$0	$0	$0	$19,344,369	$20,904,369
Retirement	$1,560,000	$0	$0	$39,181	$0	$19,344,369	$20,943,550
William N. Dooley
Retirement(9)	$1,560,000	$0	$0	$404,538	$0	$19,730,318	$21,694,856
Philip Fasano
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,092,000	$10,600,000	$40,000	$0	$0	$6,681,234	$18,413,234
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$1,092,000	$10,600,000	$40,000	$0	$0	$0	$11,732,000
Qualifying Termination following a change in control(7)	$1,092,000	$11,800,000	$40,000	$0	$0	$6,681,234	$19,613,234
Death	$1,400,000	$0	$0	$0	$0	$6,681,234	$8,081,234
Disability(8)	$1,092,000	$0	$0	$0	$0	$6,681,234	$7,773,234
Retirement	$0	$0	$0	$0	$0	$0	$0
Kevin T. Hogan
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,482,000	$5,044,063	$40,000	$0	$0	$14,849,933	$21,415,996
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$10,625,624	$10,625,624
By Executive with Good Reason	$1,482,000	$5,044,063	$40,000	$0	$0	$10,625,624	$17,191,687
Qualifying Termination following a change in control(7)	$1,482,000	$6,458,750	$40,000	$0	$0	$14,849,933	$22,830,683
Death	$1,900,000	$0	$0	$0	$0	$12,889,078	$14,789,078
Disability(8)	$1,482,000	$0	$0	$0	$0	$14,849,933	$16,331,933
Retirement	$0	$0	$0	$0	$0	$0	$0
Former Executive Officer
John Q. Doyle
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,755,000	$6,054,083	$40,000	$0	$0	$18,290,941	$26,140,024
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$13,303,906	$13,303,906
By Executive with Good Reason	$1,755,000	$6,054,083	$40,000	$0	$0	$13,303,906	$21,152,989
Qualifying Termination following a change in control(7)	$1,755,000	$6,720,750	$40,000	$0	$0	$18,290,941	$26,806,691
Death	$2,250,000	$0	$0	$0	$0	$15,748,250	$17,998,250
Disability(8)	$1,755,000	$0	$0	$0	$0	$18,290,941	$20,045,941
Retirement	$0	$0	$0	$0	$0	$0	$0

(1)	These amounts represent annual short-term incentive payments for which the named executives would have been eligible pursuant to the 2012 ESP had they been terminated on December 31, 2015. Under the 2012 ESP, earned short-term incentives are prorated based on the number of full months the executive was employed in the termination year. Except in the case of death, these short-term incentive payments are based on the named executive’s target amount and actual company performance and paid at the same time such short-term incentives are regularly paid to similarly situated active employees. In the case of death, a named executive’s short-term incentive payment is based on his or her target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year). These amounts would have been solely in lieu of, and not in addition to, the annual short-term incentives for 2015 actually paid to the named executives as reported in the 2015 Summary Compensation Table.

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(2)	Severance would have been paid as a lump sum cash payment as soon as practicable and in no event later than 60 days following the termination date.

For Mr. Fasano, includes the remaining four installments of his award, pursuant to his August 2014 offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

For Mr. Hogan, includes the remaining installment of his award, pursuant to his August 2013 offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

(3)	The amounts in this column reflect a lump sum payment of $40,000 that can be used to pay for COBRA healthcare premiums and life insurance coverage following a qualifying termination. Mr. Dooley was also eligible for retiree medical coverage and there is no increase to the incremental present value of the retiree medical plan subsidy for Mr. Dooley. Messrs. Hancock, Herzog, Fasano, Hogan and Doyle are not eligible for company-subsidized retiree medical benefits. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees. All of the named executives are eligible participants under the AIG medical and life insurance plans.

(4)	The amount shown for all of the termination events is the increase, if any, above the accumulated value of pension benefits shown in the 2015 Pension Benefits table, calculated using the same assumptions. Where there is no increase in value, the amount shown in this column is zero.

In the event of termination as a result of death, the beneficiary of the named executives or their estates would have received benefits under AIG’s pension plans. The death benefit payable to a vested participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan generally equals the participant’s lump sum benefit or cash balance account pursuant to the plan provisions applicable to all salaried employees. The SERP provides a participant with at least five years of service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, which may be reduced based on the age of the surviving spouse. The death benefits for the named executives are calculated using the actual dates of birth for these individuals’ spouses, and are generally less than the amounts shown in the 2015 Pension Benefits table on a present value basis. In the event of termination as a result of disability, the named executives would have received benefits under AIG’s pension plans. The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive’s accumulated pension benefits attributed to interest credits, which continue to accrue on existing cash balance accounts, and service credits, for purposes of vesting and early retirement eligibility subsidies, that would accrue during a period of disability pursuant to the plan provisions applicable to all salaried employees.

All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.

For information on pension benefits generally, see “—Post-Employment Compensation—Pension Benefits.”

(5)	No options that become exercisable on retirement, death or permanent disability are in the money.

(6)	The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $61.97 on December 31, 2015) of shares of AIG Common Stock underlying unvested equity-based awards as of December 31, 2015.

For the 2013 LTI awards, the amounts in this column include the actual earned PSUs (as determined by the Committee in the first quarter of 2016 and described under “—Compensation Discussion and Analysis— Adjudication of 2013 Long-Term Incentive Awards”) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement or disability, or if the named executive experienced a qualifying resignation. In the case of death, the amounts reflect the target amount of PSUs under each named executive’s 2013 LTI award.

In addition, the amounts in this column include, for all of the named executives, the outstanding PSUs granted under the 2014 LTI and 2015 LTI awards assuming target performance, except that the amounts shown for a termination by executive with or without Good Reason for Messrs. Hancock, Herzog, Hogan and Doyle include only 2014 LTI awards that are eligible for qualifying resignation treatment under the 2013 Long Term Incentive Plan. Qualifying resignation treatment is only available upon a voluntary termination after the first year of a performance period for participants who meet the age and years of service requirements. For the

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2014 and 2015 LTI awards, the actual number of PSUs (if any) vesting upon a qualifying termination by AIG without Cause, by executive with or without Good Reason, disability, retirement and, in certain circumstances, following a change in control, would be based on actual performance. 2015 LTI award amounts also include additional PSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered.

For Messrs. Herzog, Dooley and Doyle, also includes previously earned awards under the SICO Plans payable upon termination due to death, disability and retirement.

(7)	Under the 2012 ESP, includes a termination by AIG without Cause or by the executive for Good Reason within 24 months following a Change in Control. Under the 2013 LTI, 2014 LTI and 2015 LTI awards, includes only termination by AIG without Cause within 24 months following a Change in Control, with the amount of PSUs vesting shown at actual amounts earned for the 2013 LTI awards (as determined by the Committee in the first quarter of 2016 and described under “—Compensation Discussion and Analysis—Adjudication of 2013 Long-Term Incentive Awards”) and at target for the 2014 LTI and 2015 LTI awards. However, with respect to the 2014 LTI and 2015 LTI awards, for a Change in Control that occurs following a performance period, the actual PSUs vesting, if any, would be based on actual performance, and for a Change in Control that occurs during a performance period, the Committee may determine to use actual performance through the date of the Change in Control rather than target performance to determine the actual PSUs vesting, if any.

For Mr. Fasano, includes the remaining four installments of his award, pursuant to his August 2014 offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

For Mr. Hogan, includes the remaining installment of his award, pursuant to his August 2013 offer letter. See “—Compensation Discussion and Analysis—Transition Arrangements for Named Executives” for further information.

(8)	Amounts shown in this row represent the amounts the executive would be entitled to receive upon qualifying for benefits under AIG’s long-term disability plan.

(9)	Mr. Dooley retired on December 31, 2015 and received the benefits set forth in this row.

Subsequent Departures of Named Executives

As previously disclosed on AIG’s Current Report on Form 8-K dated January 4, 2016, Mr. Dooley retired from the Company on December 31, 2015. On December 10, 2015, AIG announced that Mr. Herzog and Mr. Doyle would leave the Company after a period of transition. Mr. Herzog and Mr. Doyle will separate on April 8, 2016 with termination without cause benefits.

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PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, AIG must submit to shareholders at least once every three years a non-binding shareholder advisory vote to approve the compensation of AIG’s executives, as disclosed in the annual Proxy Statement. In 2012, our Board unanimously recommended, and our shareholders agreed, that the say-on-pay advisory vote occur annually as a corporate governance best practice.

Accordingly, this Proposal 2 gives holders of AIG Common Stock the opportunity to vote for or against the following resolution:

RESOLVED: that the holders of the Common Stock of American International Group, Inc. (the Company) approve the compensation of the Company’s named executives, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis,” shareholders should review that information in considering their vote on the resolution.

Holders of AIG Common Stock are entitled to vote on this resolution. Adoption of the resolution requires a vote for the resolution by a majority of votes cast by the shareholders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities. We will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes (no later than our 2019 Annual Meeting of Shareholders).

AIG STATEMENT IN SUPPORT

The Board and Compensation and Management Resources Committee support this resolution because they believe that our compensation program provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders. At our 2015 Annual Meeting, more than 98 percent of the votes cast by shareholders were in favor of the 2014 compensation of our named executives. Our 2015 program continues our 2014 program, with an emphasis on performance-based pay, long-term incentives and alignment with sound risk management. At least 75 percent of each named executive’s target total compensation is “at risk” and based on performance, and the majority of incentive pay opportunity is based on performance over a three-year period and paid over a total period of five years.

2015 pay decisions reflect AIG’s achievements across multiple quantitative goals—measuring business profitability, AIG profitability, expense management and risk-adjusted growth—that together drove our Company-wide annual short-term incentive determination. These achievements, and our 2015 compensation program and pay decisions, are described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Recommendation

Your Board of Directors unanimously recommends a vote FOR this resolution.

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REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of AIG’s financial statements;

•	AIG’s internal control over financial reporting;

•	AIG’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance; and

•	The performance of AIG’s internal audit function.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aig.com.

The Audit Committee held ten meetings during 2015. The Audit Committee Chair and members of the Audit Committee also held numerous additional meetings throughout 2015 with domestic and global members of AIG corporate, business segment and internal audit management and with AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and AIG’s U.S. and international regulators. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2015 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Chief Auditor (Head of Internal Audit) and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Chief Auditor and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their

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evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.

Conclusion

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2015 in AIG’s 2015 Annual Report on Form 10-K.

AIG has also undertaken various technology initiatives intended to enhance internal controls, facilitate the preparation of financial and regulatory information and help ensure the accuracy of data. AIG management and the Audit Committee recognize the continued importance of implementing these technology initiatives and currently expect the remaining projects to be implemented over the next two to four years.

Audit Committee
American International Group, Inc.

William G. Jurgensen, Chair John H. Fitzpatrick Christopher S. Lynch
Ronald A. Rittenmeyer Theresa M. Stone

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PROPOSAL 3—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the shareholders of AIG Common Stock, which votes are cast “for” or “against” the ratification. Neither AIG’s Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of PricewaterhouseCoopers LLP partners and other professionals to help ensure PricewaterhouseCoopers LLP satisfies applicable independence rules.

PricewaterhouseCoopers LLP has served as AIG’s independent registered accounting firm since 1980 and reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as AIG’s independent registered accounting firm for 2016, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with PricewaterhouseCoopers LLP including the resolution of accounting and financial reporting matters with the national office,

•	the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement partners,

•	PricewaterhouseCoopers LLP’s depth of understanding of AIG’s global businesses, accounting policies and practices and internal control over financial reporting,

•

PricewaterhouseCoopers LLP’s expertise and capabilities in handling the breadth and complexity of AIG’s businesses and global footprint including approximately 420 audit, statutory, and other audit-related reports,

•	PricewaterhouseCoopers LLP’s independence program and its processes for maintaining its independence,

•

the appropriateness of PricewaterhouseCoopers LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to AIG peer companies of comparable size and complexity by PricewaterhouseCoopers LLP and its peer firms),

•	consideration of PricewaterhouseCoopers LLP’s known legal risks and significant proceedings that may impair their ability to perform AIG’s annual audit, if any,

•

the most recent PCAOB inspection report on PricewaterhouseCoopers LLP and the results of the most recent American Institute of Certified Public Accountants peer review and self-review examinations, and

•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of PricewaterhouseCoopers LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm is in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as audit and pre- and post-implementation reviews of systems, processes and controls, regulatory and

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compliance attestations, employee benefit plan audits, due diligence related to acquisitions and divestitures and financial reporting accounting consultations; tax services, such as tax return preparation, transaction-based tax reviews, review of tax accounting matters and other tax planning; and other permitted non-audit services, such as regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Recommendation

Your Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The table below shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2015 and 2014.

	2015 (in millions)	2014 (in millions)
Fees paid by AIG:
Audit fees(a)	$67.5	$66.3
Audit-related fees(b)	$18.9	$19.6
Tax fees(c)	$6.1	$8.4
All other fees(d)	$2.0	$5.9

(a)	Audit fees include fees for the audit of AIG’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the AIG consolidated audit. Audit fees include out-of-pocket expenses of $3.5 million in 2015 and $3.3 million in 2014.

(b)	Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants, including: audit and pre- and post-implementation reviews of systems, processes and controls; regulatory and compliance attestations; employee benefit plan audits; due diligence related to acquisitions and divestitures; statutory audits not directly related to the performance of the AIG consolidated audit and financial accounting and reporting consultations.

(c)	Tax fees are fees for tax return preparation, transaction-based tax reviews, review of tax accounting matters, and other tax planning and consultations.

(d)	All other fees include fees related to regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PricewaterhouseCoopers LLP during the most recently completed fiscal year in its annual independence evaluation.

PricewaterhouseCoopers LLP also provides audit services to certain unconsolidated private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $4.4 million in both 2015 and 2014 and are not reflected in the fees in the table above.

PricewaterhouseCoopers LLP also performed audit and related services in connection with the financial statements of ILFC subsequent to its divestiture. AIG paid fees of $2.6 million in 2014 for such services in accordance with contractual terms agreed between the parties. All fees paid by AIG related to ILFC prior to the sale date in May 2014 are included in the AIG table above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of AIG Common Stock that may be issued under compensation plans as of December 31, 2015.

Equity Compensation Plan Information

Plan Category	Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Third Column)
Equity compensation plans approved by security holders	Amended and Restated 1999 Stock Option Plan	17,053		$1,396.84	(3)	0	(4)

	Amended and Restated 2002 Stock Incentive Plan	12	(5)	$—		0	(4)

	Director Stock Plan	90	(6)	$—		0	(4)

	2007 Stock Incentive Plan	80,253	(7)	$639.71	(3)	0	(4)

	2010 Stock Incentive Plan	11,607,727	(8)	$—		0	(4)

	2013 Omnibus Incentive Plan	12,928,441	(9)	$—		45,898,365	(10)

Total		24,633,576		$777.78	(3)	45,898,365

(1)	Shares underlying RSUs and PSUs are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

(2)	At December 31, 2015, AIG was also obligated to issue 42,130 shares in connection with previous exercises of options with delivery deferred.

(3)	Represents the weighted average exercise price of outstanding options.

(4)	No future awards will be made under these plans.

(5)	Represents shares reserved for issuance in connection with time-vested RSUs.

(6)	Represents shares granted to non-management directors with delivery deferred.

(7)	Represents shares reserved for issuance in connection with DSUs and options.

(8)	Represents shares reserved for issuance in connection with PSUs (at actual amounts earned) for 2013 LTI awards, time-vested DSUs and RSUs, all of which are payable in cash or shares.

(9)	Represents shares reserved for issuance in connection with time-vested DSUs and in connection with PSUs (at target level of performance) for 2014 LTI awards and 2015 LTI awards (including related dividend equivalents).

(10)	Represents shares reserved for future issuance under the 2013 Omnibus Incentive Plan (which replaced the 2010 Stock Incentive Plan for awards granted on or after May 15, 2013). The number of shares available for issuance under the 2013 Omnibus Incentive Plan will increase if and to the extent that outstanding awards under the 2010 Stock Incentive Plan are forfeited, expire, terminate or otherwise lapse or are settled in cash in whole or in part, as provided by the 2013 Omnibus Incentive Plan and may increase or decrease depending on actual performance and the number of PSUs earned under the outstanding 2014 LTI and 2015 LTI awards.

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OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE 2016 ANNUAL MEETING OF SHAREHOLDERS

Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received by November 29, 2016.

In November 2015, we amended AIG’s By-laws to permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of our outstanding shares of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Notice of director nominees submitted pursuant to these proxy access By-law provisions must be delivered or, if sent by mail, received by the Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received no earlier than October 30, 2016 and no later than November 29, 2016. The notice of director nominees must include all of the information required by AIG’s By-laws.

Under AIG’s By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2017 Annual Meeting of Shareholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of AIG’s By-laws) must be delivered to the Secretary of AIG at 175 Water Street, New York, New York 10038 not less than 90 nor more than 120 days prior to May 11, 2017, unless the 2017 Annual Meeting of Shareholders is not scheduled to be held on a date between April 11, 2017 and June 10, 2017, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. The notice must include all of the information required by AIG’s By-laws. A copy of AIG’s current By-laws is available in the Corporate Governance section of AIG’s website at www.aig.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with one or more directors by:

•	writing to them c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038; or

•	emailing boardofdirectors@aig.com

ELECTRONIC DELIVERY OF PROXY MATERIALS

In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. Following the 2016 Annual Meeting of Shareholders, you may continue to register for electronic delivery of future documents by visiting http://enroll.icsdelivery.com/aig. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.

We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about March 29, 2016, we sent shareholders of record at the close of business on March 21, 2016, a Notice Regarding the Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2015 Annual Report via the internet and how to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual Meeting of Shareholders to be held on May 11, 2016. Our 2016 Proxy Statement and 2015 Annual Report are available free of charge on our website at www.aig.com.

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IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The SEC’s rules permit us to deliver a single notice or set of Annual Meeting materials to a single address shared by two or more of our shareholders. We have delivered only one notice or set of Annual Meeting materials to multiple shareholders who share that address unless AIG received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Statement or 2015 Annual Report, he or she may contact the AIG Director of Investor Relations at 175 Water Street, New York, New York 10038, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the Letter to Shareholders by Messrs. Steenland and Hancock and the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee,” “Report of the Audit Committee” (to the extent permitted by the SEC rules), “Report of the Nominating and Corporate Governance Committee” and Appendix A to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

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APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC. CORPORATE GOVERNANCE GUIDELINES (Effective March 9, 2016)

I. INTRODUCTION

The Board of Directors (the “Board”) of American International Group, Inc. (“AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions.

II. ROLES OF BOARD AND MANAGEMENT

The business of AIG is conducted by management under the oversight of the Board. The roles of the Board and management are related, but distinct. AIG’s business strategy is developed and implemented under the leadership and direction of the Chief Executive Officer by its officers and other employees. The members of the Board serve as the elected representatives of the current and future shareholders, act as advisers and counselors to the Chief Executive Officer and senior management and oversee management’s performance on behalf of the shareholders. In performing its general oversight function, the Board reviews and assesses AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. As part of this function, the Board reviews and discusses reports regularly submitted to the Board by management with respect to AIG’s performance, as well as significant events, issues and risks that may affect AIG’s business or financial performance. In performing its oversight function, the Board and its members will maintain frequent, active and open communication and discussions with the Chief Executive Officer and the management of AIG.

III. BOARD COMPOSITION

The size and composition of the Board is to be determined from time to time by the Board itself in an effort to balance the following goals:

•

The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which AIG is engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have a Board of between 8 and 14 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•

In order to provide oversight to management, given AIG’s complex businesses, the composition of the Board should encompass a broad range of skills, expertise, insurance, financial services and other industry knowledge and diversity of opinion.

•

At least two-thirds of the Board will consist of directors who are, under the New York Stock Exchange, Inc. (“NYSE”) listing standards, “independent” in the business judgment of the Board (“Independent Directors”).

IV. THE CHAIRMAN OF THE BOARD

A.	Selection of the Chairman. The Board will select its Chairman in the manner it considers to be in the best interests of AIG at any given point in time. At the current time, the policy of the Board, reflected in the by-laws, is that (1) the role of Chairman should be separate from that of the Chief Executive Officer and (2) the Chairman should be selected from the Independent Directors.

The selection of the Chairman will be reviewed annually. In connection with this review, the Nominating and Corporate Governance Committee will conduct an independent evaluation of the Chairman. Under normal circumstances, the same individual should not serve as non-executive Chairman for more than five years.

B.	Duties of the Chairman. The Chairman will have the duties assigned by the Board. It is the Board’s current policy that the Chairman’s duties include:

•	Preparing agendas for meetings of the Independent Directors;

•	Chairing meetings of the Board as well as executive sessions of the Independent Directors;

•	Overseeing the preparation of agendas for meetings of the Board in consultation with the Chief Executive Officer;

•

Leading the Board in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	Discussing with the Chief Executive Officer the implementation of AIG’s strategic initiatives and plans;

•	Overseeing the process of informing the Board through timely distribution of information and reports;

•	Overseeing the processes of annual Board and Committee self-evaluations; and

•

Serving as an ex-officio, non-voting member of each standing committee of the Board of which he is not a member. The Chairman’s participation as an ex-officio member at any meeting will not affect the presence or absence of a committee’s quorum. In acknowledgment of the numerous committee meetings, the Chairman will decide, in his sole discretion, which committee meetings he will attend in an ex-officio capacity.

•	Liaising with investors as described in Section XI(F) below.

V. SELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, for recommending candidates to fill vacancies occurring between annual meetings, for reviewing and making recommendations to the Board on the election of any director nominees nominated pursuant to AIG’s proxy access by-law and for periodically recommending candidates for election to the Board.

A.	Nominations. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, will select nominees for the position of director considering the following criteria:

•	High personal and professional ethics, values and integrity;

•	Ability to work together as part of an effective, collegial group;

•	Commitment to representing the long-term interests of AIG;

•	Skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; and the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board; and

•	Ability and willingness to commit adequate time to AIG over an extended period of time.

B.	Evaluation of Nominees. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee will also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, will determine whether a nominee or appointee would be an Independent Director. The Board has adopted Director Independence Guidelines to assist in this process. A copy of those Guidelines is attached as Annex A to these Corporate Governance Guidelines.

C.	Shareholder Nominations. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by shareholders, including pursuant to AIG’s proxy access by-law, and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by complying with the procedures and requirements in AIG’s proxy access by-law or by submitting names and supporting information to: Chairman, Nominating and Corporate Governance Committee, c/o Vice President–Corporate Governance, American International Group, Inc., 175 Water Street, New York, NY 10038. All shareholder recommendations as to possible Board members must comply with the information and timing requirements set forth in AIG’s by-laws.

D.	Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Management will also provide a continuing education program for directors regarding matters relevant to AIG, its business plan and risk profile, as well as other appropriate subjects.

VI. ELECTION, TERM AND RETIREMENT OF THE DIRECTORS

A.	Election and Term. A director holds office until the annual meeting of shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. In light of the complexities of AIG’s businesses and the time it takes for a director to become familiar with them, the Board does not believe that term limits are appropriate.

B.	Voting for Directors. The Board shall nominate for election as directors only incumbent candidates who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be re-elected as directors, irrevocable resignations authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election[1] and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, at or prior to the time of their appointment to the Board, the same form of resignation tendered by other directors in accordance herewith. The Nominating and Corporate Governance Committee shall consider such irrevocable resignation and shall recommend to the Board the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board shall accept such resignation unless it determines that the best interests of the Corporation and its shareholders would not be served by doing so. The Board shall take action within 90 days following certification of the vote, unless such action would cause AIG to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event AIG shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefor in a periodic or current report filed with the Securities and Exchange Commission.

C.	Director Retirement. No individual shall stand for election as a director after reaching the age of 75. The Board, however, upon the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of AIG.

D.	Former CEOs. No individual who has served but is not currently serving as Chief Executive Officer of AIG shall serve as a director.

E.	Change in Status. If (other than as a result of retirement) a director’s principal occupation changes from that at the time such director was last nominated for election, then such director shall inform the Chairman of the Nominating and Corporate Governance Committee of the change and shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

[1]	The AIG by-laws provide that each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes “for” or “against” a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available).

F.	Board Vacancies. In the event that a vacancy on the Board is created for any reason, and it is determined by the Nominating and Corporate Governance Committee that the vacancy is to be filled, the Nominating and Corporate Governance Committee will consider the views of interested shareholders, as it is deemed appropriate.

VII. BOARD MEETINGS

The Board currently plans to hold at least six regular meetings each year, with further meetings to occur when called by the Chairman or the Chief Executive Officer or if requested by two directors as provided in the by-laws.

The Chairman will oversee the preparation of the agendas for meetings of the Board in consultation with the Chief Executive Officer. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting will be established by the respective committee chairman. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion. As provided in the by-laws, the Board or any committee thereof may also take action by unanimous written consent.

VIII. EXECUTIVE SESSIONS

To ensure free and open discussion and communication among the Independent Directors of the Board, the Independent Directors will meet in executive sessions, with no members of management present, in conjunction with each regular (non-telephonic) meeting of the Board. The Chairman will preside at the executive sessions unless the Chairman is unable to attend, in which case the Independent Directors will designate one of the other Independent Directors to preside. In addition, unless the Chairman decides it to be unnecessary, the Chief Executive Officer will join a portion of each executive session to give the Independent Directors an opportunity to consult with the Chief Executive Officer.

IX. THE COMMITTEES OF THE BOARD

A.	Committees. The Board will have at least the following standing committees: Audit Committee; Compensation and Management Resources Committee; Regulatory, Compliance and Public Policy Committee; Risk and Capital Committee; Nominating and Corporate Governance Committee; and Technology Committee. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee and the Compensation and Management Resources Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”) Rule 10A-3 and SEC Rule 10C-1, respectively. Each committee chairman will give a report to the Board periodically on his or her committee’s activities.

B.	Composition of the Committees. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are Independent Directors. Each other standing committee will have a majority of members who are Independent Directors. In the case of the Audit Committee, the Committee Chairman and a majority of the members also will be “Audit Committee Financial Experts” as defined in the rules and regulations of the SEC, and all members will be “financially literate” as determined by the Board (based upon a determination and recommendation by the Nominating and Corporate Governance Committee) in accordance with NYSE listing standards. Any additional qualifications required for the members of each committee will be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

Membership of committees will be reviewed by the Nominating and Corporate Governance Committee, which will make recommendations to the Board regarding composition of each of the committees of the Board at least annually. In that regard, the Board believes that rotation of members and chairmen of its committees is desirable. The Board does not believe, however, that fixed time periods for rotation are desirable. As a general rule, the Board believes that a director should serve as chairman of the same committee for not less than three consecutive years and for not more than five years.

X. BOARD RESPONSIBILITIES

A.	Overall Business Strategy. The Board will periodically review and approve AIG’s overall strategic and business plans.

B.	Chief Executive Officer. The Board will be responsible for the selection and evaluation of the Chief Executive Officer.

C.	Management Succession. The Chief Executive Officer shall present, at least annually, to the Compensation and Management Resources Committee a management succession plan, to ensure that future selections are appropriately considered. The principal components of this plan are:

•	A proposed plan for Chief Executive Officer succession, both in an emergency situation and in the ordinary course of business; and

•	The Chief Executive Officer’s plan for management succession for the other policy-making officers of AIG.

The Compensation and Management Resources Committee shall provide a report to the Board on the management succession plan. The Board shall review and consider the plan and any recommendations of the Compensation and Management Resources Committee.

D.	Evaluating and Approving Compensation for the Chief Executive Officer. The Board, acting through the Compensation and Management Resources Committee, evaluates the performance of the Chief Executive Officer against AIG’s goals and objectives and determines the compensation of the Chief Executive Officer. The determination of the Compensation and Management Resources Committee with respect to the Chief Executive Officer’s compensation shall be subject to the approval or ratification of the Board as provided in the by-laws.

E.	Executive Compensation. The Compensation and Management Resources Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) the development and implementation of other AIG compensation programs.

The Board and the Compensation and Management Resources Committee are committed to the full, fair and transparent disclosure of executive compensation. This commitment will be considered in connection with AIG’s public disclosures regarding executive compensation.

F.	Board Compensation. The Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of the compensation of members of the Board. The Board will set the form and amount of director compensation, taking into account the recommendations of the Nominating and Corporate Governance Committee. Only non-management directors will receive compensation for services as a director.

G.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

•	legal or regulatory requirements;

•	the materiality of the transaction to AIG’s financial performance, risk profile or business;

•	the terms of the transaction; or

•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

The Board, in conjunction with management of AIG, has developed and will review and update from time to time standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

H.	Risk Management. The Board, the Risk and Capital Committee and the Audit Committee receive reports on AIG’s significant risk exposures and how these exposures are managed. AIG’s Chief Risk Officer provides reports to the Compensation and Management Resources Committee with respect to the risks posed to AIG by its employee compensation plans.

XI. EXPECTATIONS OF DIRECTORS

The business and affairs of AIG are to be managed by or under the direction of the Board in accordance with the laws of the State of Delaware. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.	Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. In-person attendance by directors is expected at every regularly scheduled meeting of the Board and every regularly scheduled meeting of committees of which they are a member, unless such meeting has been specifically designated as a telephonic meeting. In all cases, attendance (including telephonic attendance) is limited to the director and others invited by, or attending with the written consent of, the Board or applicable Committee. Directors are expected to attend the annual meeting of shareholders. A director may attend meetings (without having a vote or affecting the presence or absence of a quorum) of any committee of which the director is not a member, with the consent of the committee chairman. The Chairman may attend any meetings of committees of which he is an ex-officio member in his sole discretion.

Any director who, for two consecutive calendar years, attended fewer than 75% of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

B.	Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.	Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that directors act in the best interests of AIG and not act for personal benefit at the expense of AIG.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s Vice President–Corporate Governance in the event of any issues that arise with respect to the matters set forth in the Code.

D.	Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors will advise the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on any other board of directors or other significant commitments involving affiliation with other businesses or governmental units.

It is AIG’s policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than AIG or a company in which AIG has a significant equity interest). In addition, the Board generally considers it desirable for other directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require substantial time commitments, absent special circumstances.

It is the responsibility of the Nominating and Corporate Governance Committee to review each director’s, and each potential director’s, overall commitments to help ensure that all directors have sufficient time to fulfill their responsibilities as directors. In considering its nominations of candidates for election to the Board, the Nominating and Corporate Governance Committee may determine that a lesser number of boards of directors than four is appropriate.

E.

Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of AIG’s business. It is expected that the Chief Executive Officer will keep the Chairman informed of all significant management, operational and other business developments as they arise. Directors also will have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management, from time to time, to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement or substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.	Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees, investors and outside constituencies with a single voice and that management serves as the spokesperson. With respect to the press, if a situation does arise in which it seems appropriate for a non-management director to act as a spokesperson with the press on behalf of AIG, the director will first consult with the Chief Executive Officer. With respect to investors, if a situation does arise in which it seems appropriate for a non-management director to communicate about AIG with one or more investors, the director will first consult with the entire Board on the proposed communication and will also report to the entire Board after any such communication has occurred. The foregoing is not intended to preclude the Chairman from speaking on behalf of the Independent Directors nor limit the Board’s active involvement in AIG’s shareholder engagement process described below.

AIG maintains an active dialogue with shareholders and other stakeholders on matters of significance to AIG and its shareholders including corporate governance, corporate social responsibility, strategy, performance and related matters. As part of this process, the Chairman and Chief Executive Officer periodically participate in meetings with shareholders to discuss and obtain feedback on issues important to AIG’s shareholders. Management also shares feedback from other investor meetings, conferences and shareholder dialogue with the Board.

G.	Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of all information received in connection with his or her service as a director. Directors participating in Board or committee meetings by telephone or remotely must ensure that the discussions are not exposed to parties who are not directors. This is particularly important because confidential supervisory information, attorney-client privileged information or other confidential information may be discussed at these meetings.

XII. COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate directly with one or more directors by (1) writing to them c/o Vice President–Corporate Governance, American International Group, Inc., 175 Water Street, New York, NY 10038 or (2) email at an address that will be included in the annual proxy statement.

XIII. EVALUATING BOARD AND COMMITTEE PERFORMANCE

AIG believes that self-evaluations of the Board, the standing committees of the Board and individual directors are important elements of corporate governance. Under the general oversight of the Chairman:

•	the Board, acting through the Nominating and Corporate Governance Committee, will conduct an annual self-evaluation and evaluation of each member of the Board; and

•	each standing committee will conduct an annual self-evaluation, in the manner and to the extent specified in the committee’s charter.

XIV. CHARITABLE GIVING

AIG, and its subsidiaries, may make charitable gifts, grants, contributions, commitments and pledges and awards of various types (collectively, “gifts”) in the ordinary course of their business to charities, including foundations, endowments, trusts, charitable organizations and groups, cultural and educational institutions and others (collectively, “institutions”). The Board has adopted the following guidelines with respect to the making of such gifts:

•

Gifts are to be made prudently and to further AIG’s business interests, including the enhancement of AIG’s reputation and standing in the communities where it operates. It is the responsibility of management to determine whether a gift satisfies this purpose before it is made, pledged or committed.

•

Management will provide the Regulatory, Compliance and Public Policy Committee with quarterly reports on all charitable gifts that have been made, pledged or committed for since the last such report that result in gifts aggregating $50,000 or more within the current calendar year to or on behalf of a given institution.

Management will also provide an annual report, that will be available upon request, with respect to all charitable gifts that have been made, pledged or committed for during the past calendar year that result in gifts aggregating $50,000 or more to or on behalf of a given institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Management will inform the Nominating and Corporate Governance Committee and the Regulatory, Compliance and Public Policy Committee before the making of any proposed gift that would result in gifts aggregating $50,000 or more within any calendar year to or on behalf of an institution (1) of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer or (2) which is at one or more events honoring any Director, even if that Director is not a director, advisory director (or in a similar capacity), executive officer or otherwise affiliated with the institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Directors will not directly solicit gifts from AIG (including any of its subsidiaries) to or on behalf of any institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer or which is honoring that Director.

XV. POLITICAL CONTRIBUTIONS

AIG, and its subsidiaries, may make political contributions in the ordinary course of their business to further AIG’s business interests. It is the responsibility of management to determine whether a contribution satisfies this purpose before it is made, pledged or committed for. All political contributions will be made in accordance with all applicable laws, rules and regulations.

Management will provide the Regulatory, Compliance and Public Policy Committee with a report, at least annually, with respect to all political contributions that have been made since the last such report. The Regulatory, Compliance and Public Policy Committee will report to the Board, at least annually, with respect to its review of the report provided by management on political contributions.

XVI. RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

The Board will have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting and other advisors to assist it. In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Board may retain, if appropriate, independent legal, accounting and other advisors to assist the Board (or, when appropriate, the Independent Directors), and may determine the compensation of such advisors, and AIG will be responsible for any costs or expenses so incurred. Any retention of advisors by the Compensation and Management Resources Committee must satisfy the requirements of SEC Rule 10C-1 and the related NYSE listing standards.

XVII. AMENDMENT AND WAIVER

In the exercise of its business judgment, these Guidelines may be amended, modified or waived by the Board at any time and from time to time and, when permitted by these Guidelines, waivers may also be granted by the Nominating and Corporate Governance Committee.

Annex A

AMERICAN INTERNATIONAL GROUP, INC. DIRECTOR INDEPENDENCE STANDARDS

A director having any of the following relationships will be deemed to have a material relationship1 with AIG2 and will not be considered “independent”:

•	The director is, or has been within the last three years, an employee of AIG, or an immediate family member[3] is, or has been within the last three years, an executive officer[4] of AIG.[5]

•

During any twelve-month period within the last three years, (1) the director has received any direct compensation from AIG or (2) the director has an immediate family member who has received more than $100,000 in direct compensation from AIG for service as an executive officer, in any such case other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).[5]

•

(1) The director or an immediate family member is a current partner of a firm that is AIG’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on AIG’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AIG’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments[6] to, or received payments from, AIG for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the New York Stock Exchange listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in one or more of these standards shall not create a presumption that the director is or is not “independent”.

•

A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to, or received payments from, AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” refers to American International Group, Inc. and its consolidated subsidiaries.
[3]	“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the relevant look-back provisions of the standards, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.
[4]	“Executive officer” refers to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.
[5]	Employment or compensation received by a director for former service as an interim chairman or Chief Executive Officer does not need to be considered as a factor by the board in determining independence under this test.
[6]	Contributions to tax exempt organizations are not considered payments for purposes of this test.

•	A relationship arising solely from a director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.

•	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit organization that engages in a transaction with AIG.

•

A relationship arising solely from (1) a director’s affiliation with a charitable organization as a director, advisory director (or in a similar capacity) or executive officer that receives contributions from AIG or (2) the director being honored by the charitable organization, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of the greater of $1 million or 2% of the charity’s consolidated gross revenues for such year.[7]

•	The ownership by a director of equity securities of AIG or of any fund managed by AIG.

•

The purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG, in each case, so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	A relationship or transaction arising from a combination of relationships or transactions which are not deemed material.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

[7]	Contributions made by AIG to charitable organizations under the AIG Matching Grants Program will not be taken into account for purposes of this test.

APPENDIX B

Non-GAAP Financial Measures

Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. GAAP is the acronym for “accounting principles generally accepted in the United States.” The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.

Short-Term Incentive Performance

•	Normalized insurance company pre-tax operating income is Insurance company pre-tax operating income as adjusted by the Insurance Company Normalizations (defined below).

•

Insurance company pre-tax operating income is the sum of the Pre-tax operating income (defined below) for the Commercial Insurance and Consumer Insurance reportable segments. Pre-tax operating income is derived by excluding the following items from Pre-tax income: changes in fair values of securities used to hedge guaranteed living benefits; net realized capital gains and losses; changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA) and sales inducement assets (SIA) related to net realized capital gains and losses; other income and expense—net; and non-operating litigation reserves and settlements.

•

Insurance Company Normalizations are (i) normalizations for variance from expectations with respect to severance costs, acceleration of incentive vesting for terminations, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock, direct marketing expenses, acquisition costs, alternative investment returns, fair value option asset returns, natural catastrophe losses different from the budgeted modeled average annual losses, severe losses and the impact of foreign exchange rates; and (ii) the exclusion of the impact of prior year loss development, net of additional premium and change in discount.

•

Normalized return on equity (excluding deferred tax assets) is (i) After-tax operating income attributable to AIG (defined below), adjusted by the tax adjusted ROE Normalizations (defined below), divided by (ii) average Shareholders’ equity, adjusted to exclude the average deferred tax assets (DTA), the average Accumulated Other Comprehensive Income (AOCI) and the impact on Shareholders’ equity of the aggregate of the ROE Normalizations. DTA represents U.S. tax attributes related to net operating loss carryforwards and foreign tax credits.

•

After-tax operating income attributable to AIG is derived by excluding the following items from Net income attributable to AIG: deferred income tax valuation allowance releases and charges; changes in fair value of securities used to hedge guaranteed living benefits; changes in benefit reserves and DAC, VOBA, and SIA related to net realized capital gains and losses; reserve development related to non-operating run-off insurance business; restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify the AIG organization; other income and expense—net, related to Corporate and Other run-off insurance lines; loss on extinguishment of debt; net realized capital gains and losses; non-qualifying derivative hedging activities, excluding net realized capital gains and losses; income or loss from discontinued operations; income and loss from divested businesses (including gain on the sale of ILFC and certain post-acquisition transaction expenses incurred by AerCap in connection with its acquisition of ILFC and the difference between expensing AerCap’s maintenance rights assets over the remaining lease term as compared to the remaining economic life of the related aircraft and related tax effects); legacy tax adjustments primarily related to certain changes in uncertain tax positions and other tax adjustments; and non-operating litigation reserves and settlements.

•

ROE Normalizations are (i) normalizations for variance from expectations with respect to catastrophe losses, alternative investment returns, and Direct Investment book and Global Capital Markets income; and (ii) the exclusion of the following items: the impact of prior year loss development net of additional premium, net reserve discount changes, fair value changes on investments in PICC Property & Casualty Company Limited and People’s Insurance Company (Group) of China Limited, update of actuarial assumptions, and life insurance incurred but not reported death claim charges.

•

Normalized gross general operating expenses represents general operating expenses adjusted to normalize for variance from expectations with respect to severance costs, acceleration of incentive vesting

B-1

for terminations, certain expenses associated with long-term and short-term incentive plans, non-deferrable acquisition costs associated with sales, fluctuations in compensation expense associated with changes in the share price of AIG Common Stock and the impact of foreign exchange rates.

•

Normalized production risk-adjusted profitability for Property Casualty and Personal Insurance operating segments is the underwriting profit or loss for Property Casualty and Personal Insurance operating segments plus net investment income, net of the cost of capital. Underwriting profit or loss is based on net premium written during the performance year, estimated ultimate loss ratio adjusted for catastrophic annual average losses, and variable expenses. The net investment income is imputed based upon the prevailing interest rate environment of the performance year. The cost of capital is the product of the capital deployed and the cost of capital rate. The capital deployed is based on an internal capital allocation model and reflects the capital needed for the business underwritten during the performance period. The cost of capital rate is derived from an internal capital asset pricing model. This result is adjusted to normalize for the impact of fluctuations in foreign exchange rates.

•

Normalized value of new business for Retirement, Life, Institutional Markets and Mortgage Guaranty operating segments is the sum of (i) with respect to the Retirement, Life and Institutional Markets operating segments, the present value, measured at point of sale, of projected after-tax statutory profits emerging in the future from new business sold in the period, as adjusted to normalize fixed annuity sales and margins based on indexing fixed annuity sales to the prevailing interest rate environment and (ii) with respect to the Mortgage Guaranty operating segment, the present value, measured at point of sale, of projected after-tax cash flow profits emerging in the future from new business sold in the period.

2013 Long-Term Incentive Performance

•	Tangible book value per share excluding accumulated other comprehensive income is calculated by dividing Total AIG shareholders’ equity, less goodwill and AOCI, by Total common shares outstanding.

B-2

American International Group, Inc.

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Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 10, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by AIG in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 10, 2016. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the prepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m. Eastern Daylight Time on May 11, 2016.

Shareholder Meeting Registration To vote and/or attend the meeting, go to “Shareholder Meeting Registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00361-P75963	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMERICAN INTERNATIONAL GROUP, INC.
The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3.
1. Election of Directors		For	Against	Abstain
Nominees:
1a.	W. DON CORNWELL	☐	☐	☐

1b.	PETER R. FISHER	☐	☐	☐

1c.	JOHN H. FITZPATRICK	☐	☐	☐

1d.	PETER D. HANCOCK	☐	☐	☐

1e.	WILLIAM G. JURGENSEN	☐	☐	☐

1f.	CHRISTOPHER S. LYNCH	☐	☐	☐

1g.	SAMUEL J. MERKSAMER	☐	☐	☐

1h.	GEORGE L. MILES, JR.	☐	☐	☐

1i.	HENRY S. MILLER	☐	☐	☐

1j.	ROBERT S. MILLER	☐	☐	☐

1k.	LINDA A. MILLS	☐	☐	☐

1l.	SUZANNE NORA JOHNSON	☐	☐	☐

			For	Against	Abstain

	1m.	JOHN A. PAULSON	☐	☐	☐

	1n.	RONALD A. RITTENMEYER	☐	☐	☐

	1o.	DOUGLAS M. STEENLAND	☐	☐	☐

	1p.	THERESA M. STONE	☐	☐	☐

2.	To vote, on a non-binding advisory basis, to approve executive compensation.		☐	☐	☐

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016.		☐	☐	☐

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E00362-P75963

AMERICAN INTERNATIONAL GROUP, INC.
Annual Meeting of Shareholders
Wednesday, May 11, 2016

American International Group, Inc.
175 Water Street
New York, NY 10038	Proxy

Proxy solicited by Board of Directors for Annual Meeting - May 11, 2016.

Peter D. Hancock, Siddhartha Sankaran and Thomas A. Russo, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 11:00 a.m. (Eastern Daylight Time) on May 11, 2016 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, and FOR Proposals 2 and 3 and otherwise as determined in their discretion. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The Annual Meeting of Shareholders will be held at 175 Water Street, New York, New York 10038.

Continued and to be signed on the reverse side.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 11, 2016.

AMERICAN INTERNATIONAL GROUP, INC.

AMERICAN INTERNATIONAL GROUP, INC.

175 WATER STREET

NEW YORK, NY 10038

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	March 21, 2016
Date: May 11, 2016	Time: 11:00 a.m.
Location: 175 Water Street
New York, NY 10038

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 27, 2016 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: If you attend the Annual Meeting, please bring with you photo identification and evidence of ownership of AIG Common Stock as of the close of business on March 21, 2016. The proxy statement contains specific instructions on how to vote these shares at the meeting.

Vote By Internet: To vote by internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Vote By Telephone: To vote by telephone, go to www.proxyvote.com. Use the telephone number provided on the website to vote up until 11:59 p.m. Eastern Daylight Time on May 10, 2016.
Shareholder Meeting Registration: To vote and/or attend the meeting, go to “Shareholder Meeting Registration” link at www.proxyvote.com.

Voting Items

The Board of Directors Recommends a Vote FOR each of the Nominees for Election, and FOR Proposals 2 and 3.

1.	Election of Directors

Nominees:

1a.	W. DON CORNWELL

1b.	PETER R. FISHER

1c.	JOHN H. FITZPATRICK

1d.	PETER D. HANCOCK

1e.	WILLIAM G. JURGENSEN

1f.	CHRISTOPHER S. LYNCH

1g.	SAMUEL J. MERKSAMER

1h.	GEORGE L. MILES, JR.

1i.	HENRY S. MILLER

1j.	ROBERT S. MILLER

1k.	LINDA A. MILLS

1l.	SUZANNE NORA JOHNSON

1m.	JOHN A. PAULSON

1n.	RONALD A. RITTENMEYER

1o.	DOUGLAS M. STEENLAND

1p.	THERESA M. STONE

2.	To vote, on a non-binding advisory basis, to approve executive compensation.

3.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2016.